Exhibit 1.1

EXECUTION VERSION

DISTRIBUTION AGREEMENT

February 27, 2024

KeyBanc Capital Markets Inc.

Robert W. Baird & Co. Incorporated

Barclays Capital Inc.

Berenberg Capital Markets LLC

BMO Capital Markets Corp.

B. Riley Securities, Inc.

Capital One Securities, Inc.

Colliers Securities LLC

Citizens JMP Securities, LLC

Scotia Capital (USA) Inc.

Truist Securities, Inc.

Wells Fargo Securities, LLC

As Agents, Forward Sellers and/or Forward Purchasers, as applicable

Barclays Bank PLC

Bank of Montreal

The Bank of Nova Scotia

Truist Bank

Wells Fargo Bank, National Association

As Forward Purchasers

Ladies and Gentlemen:

Plymouth Industrial REIT, Inc., a Maryland corporation (the “Company”), and Plymouth Industrial OP LP, a Delaware limited partnership (the “Operating Partnership” and, together with the Company, the “Transaction Entities”), confirm their agreement with KeyBanc Capital Markets Inc., Robert W. Baird & Co. Incorporated, Barclays Capital Inc., Berenberg Capital Markets LLC, BMO Capital Markets Corp., B. Riley Securities, Inc., Capital One Securities, Inc., Colliers Securities LLC, Citizens JMP Securities, LLC, Scotia Capital (USA) Inc., Truist Securities, Inc. and Wells Fargo Securities, LLC, as sales agents and/or principals and/or, in certain cases, forward sellers (in any such capacity, each an “Agent,” and collectively, the “Agents”) and each Agent acting as a forward purchaser, as applicable, and Barclays Bank PLC, Bank of Montreal, The Bank of Nova Scotia, Truist Bank and Wells Fargo Bank, National Association, each as forward purchaser (in such capacity, each a “Forward Purchaser”, and collectively, the “Forward Purchasers”). For purposes of clarity, it is understood and agreed by the parties hereto that, if Shares (as defined below) are offered or sold through any Agent acting as forward seller for the applicable Forward Purchaser (each a “Forward Seller”, and collectively, the “Forward Sellers”), then such Agent, as Forward Seller, shall be acting solely in its capacity as sales agent for such Forward Purchaser and not as sales agent for the Company with respect to the offering and sale of such Shares, and, except in cases where this Agreement (as defined below) expressly refers to an Agent acting as sales agent for the Company or unless otherwise expressly stated or the context otherwise requires, references in this Agreement to any Agent acting as sales agent shall also be deemed to apply to such Agent when acting as Forward Seller, mutatis mutandis. Only an Agent that is, or is affiliated with, a Forward Purchaser may act as Forward Seller for such Forward Purchaser. It is also understood and agreed by the parties hereto that, if Shares are offered or sold through any Agent acting as sales agent for the Company, then such Agent shall be acting solely in its capacity as sales agent for the Company, and not as sales agent for any Forward Purchaser, with respect to the offering and sale of such Shares.

The Company proposes, subject to the terms and conditions described below in this Distribution Agreement (this “Agreement”) to (i) issue and sell from time to time to or through the Agents, shares of the Company’s common stock, $0.01 par value (the “Common Stock”), and (ii) instruct the applicable Forward Sellers, severally and not jointly, from time to time to offer and sell shares of Common Stock, all on the terms and subject to the conditions set forth in this Agreement; provided that the aggregate number of shares of Common Stock sold pursuant to clauses (i) and (ii) above (the “Shares”) (including shares of Common Stock issued and sold by the Company to or through the Agents pursuant to this Agreement and any Terms Agreements (as hereinafter defined) and shares of Common Stock borrowed by any Forward Purchasers or their respective affiliates and sold through any Forward Sellers in connection with any Confirmations (as hereinafter defined)) shall have an aggregate gross sales price of not to exceed $200,000,000 (the “Maximum Amount”). The Company agrees that whenever it determines to sell Shares directly to an Agent as principal it will enter into a separate written Terms Agreement (each, a “Terms Agreement”), in substantially the form of Exhibit A hereto (with such changes thereto as may be agreed upon by the Company and the applicable Agent to accommodate a transaction involving additional underwriters), relating to such sale in accordance with Section 1 of this Agreement hereof. For the avoidance of doubt, any references in this Agreement to “Shares” shall not include any “Confirmation Shares” (as defined below).

The Company may also from time to time enter into one or more forward stock purchase transactions with any of the Forward Purchasers as set forth in separate forward sale transaction confirmations, each in substantially the form of Exhibit B hereto (each, a “Confirmation”, and, collectively, the “Confirmations”).

The Transaction Entities have jointly filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-277383) (the “registration statement”) for the registration of the issuance of the Shares and other securities of the Transaction Entities under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”); and such registration statement, as supplemented by the Prospectus Supplement (as defined below), sets forth the terms of the offering, sale and plan of distribution of the Shares and contains additional information concerning the Transaction Entities and their business. Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the Agents and the Forward Sellers, including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein and (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the effective time. “Base Prospectus” means the prospectus dated February 27, 2024 filed as part of the Registration Statement, including the documents incorporated by reference therein as of the date of such prospectus; “Prospectus Supplement” means the most recent prospectus supplement relating to the Shares, to be filed by the Company with the Commission pursuant to Rule 424(b) under the Act promptly after the execution and delivery of this Agreement, in the form furnished by the Company to the Agents and the

Forward Sellers in connection with the offering of the Shares; “Prospectus” means the Prospectus Supplement (and any additional prospectus supplement prepared in accordance with the provision of Section 4(h) of this Agreement and filed in accordance with the provisions of Rule 424(b)) together with the Base Prospectus attached to or used with the Prospectus Supplement; and “Permitted Free Writing Prospectus” has the meaning set forth in Section 3(c) of this Agreement. Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless otherwise stated, be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless stated otherwise, be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement, or the date of the Base Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference. References in this Agreement to financial statements or other information that is “contained,” “included,” “described,” “set forth” or “provided” in the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus and any similar references shall, unless stated otherwise, include any information incorporated or deemed to be incorporated by reference therein.

The Transaction Entities, the Agents, the Forward Sellers and the Forward Purchasers agree as follows:

1.       Issuance and Sale.

(a)       Upon the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein and provided that the Company provides the Agents and the Forward Sellers with any due diligence materials and information reasonably requested by the Agents and the Forward Sellers necessary for the Agents and the Forward Sellers to satisfy their due diligence obligations, on any Exchange Business Day (as defined below) selected by the Company, (i) the Company and the Agent of the Company’s choice (i.e. the applicable Agent) shall enter into an agreement in accordance with Section 2 hereof regarding the number of Shares to be placed by the applicable Agent, as agent, and the manner in which and other terms upon which such placement is to occur (each such transaction being referred to as an “Agency Transaction”),(ii) the Company may enter into a Confirmation with any Forward Purchaser of the Company’s choice and, in consultation with such Forward Purchaser and the applicable Forward Seller (which shall be either the same entity as the Forward Purchaser or an affiliate of the Forward Purchaser), to instruct such Forward Purchaser to borrow, offer and sell Shares through such Forward Seller, acting as agent for such Forward Purchaser, in each case, in accordance with the terms of Section 2 and as contemplated by such Confirmation and/or (iii) the Company may also offer to sell the Shares directly to the applicable Agent, as principal, in which event such parties shall enter into a Terms Agreement, relating to such sale in accordance with Section 2(g) of this Agreement (each such transaction being referred to as a “Principal Transaction”). As used herein, (i) the “Term” shall be the period commencing on the date hereof and ending on the earlier of (x) the date on which the aggregate amount of Shares issued and sold pursuant to this Agreement, any Terms Agreements and any Confirmation is equal to the Maximum Amount and (y) any termination of this Agreement pursuant to Section 8 hereof, (ii) an “Exchange Business Day” means any day during the Term that is a trading day for the Exchange other than a day on which trading on the

Exchange is scheduled to close prior to its regular weekday closing time, (iii) “Exchange” or “NYSE” means the New York Stock Exchange and (iv) “Time of Sale” means (A) with respect to each offering of Shares pursuant to this Agreement, the time of the applicable Agent’s initial entry into contracts with investors for the sale of such Shares or through an Agent, acting as sales agent or Forward Seller, as applicable, and (B) with respect to each offering of Shares pursuant to any relevant Terms Agreement, the time of sale of such Shares.

(b)       Subject to the terms and conditions set forth below, the Company (i) appoints the Agents as sales agents in connection with the offer and sale of Shares in any Agency Transactions entered into hereunder or (ii) appoints and instructs the Forward Sellers in connection with the offer and sale of Shares in accordance with any Confirmation entered into. The Agents will use commercially reasonable efforts, consistent with their normal trading and sales practices, to sell such Shares in accordance with the terms and subject to the conditions hereof and of the applicable Transaction Acceptance (as defined below). Neither the Company nor any Agent shall have any obligation to enter into an Agency Transaction. The Company shall be obligated to issue and sell through an Agent, and such Agent shall be obligated to use commercially reasonable efforts, consistent with its normal trading and sales practices and as provided herein and in the applicable Transaction Acceptance, to place Shares only if and when the Company makes a Transaction Proposal (as defined below) to such Agent related to such an Agency Transaction and a Transaction Acceptance related to such Agency Transaction has been delivered to the Company by such Agent as provided in Section 2 below. In addition, subject to the terms and conditions set forth below, the Company may specify whether such Shares (i) will be sold through an Agent, as sales agent, in accordance with clause 1(a)(1) above or (ii) borrowed by a Forward Purchaser and sold through the applicable Forward Seller, in connection with hedging a forward stock purchase transaction pursuant to a Confirmation in accordance with clause 1(a)(2) above. With respect to an instruction under clause 1(b)(ii) above, such instruction shall also include, for purposes of (and as defined under) the related Confirmation, the proposed “Maturity Date,” percentage for purposes of the “Initial Forward Price,” “Spread,” “Initial Stock Loan Rate,” “Maximum Stock Loan Rate,” the “Forward Price Reduction Dates,” the “Forward Price Reduction Amounts” and the “Hedge Completion Date” (together, the “Proposed Confirmation Terms”). With respect to any instruction accepted by a Forward Seller, the applicable Forward Purchaser (or agent thereof) shall use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulation, to borrow the number of Shares designated by the Company. Any Confirmation to be entered into between the Company and a Forward Purchaser under clause 1(a)(2) in connection with an instruction provided by the Company under clause 1(b)(ii) and accepted by the applicable Forward Seller under this Section 1 shall include each of the Proposed Confirmation Terms when delivered by the Forward Purchaser to the Company for execution unless the Company has agreed otherwise in writing prior to the delivery of such Confirmation for execution. In the event of a conflict between the terms of this Agreement and the terms of any Confirmation or Terms Agreement, the terms of such Confirmation or Terms Agreement, as applicable, will control.

(c)       Each Agent, as agent in any Agency Transaction, hereby covenants and agrees not to make any sales of the Shares on behalf of the Company pursuant to this Agreement other than (A) by means of ordinary brokers’ transactions between members of the Exchange that qualify for delivery of a Prospectus in accordance with Rule 153 under the Act and meet the definition of an “at the market offering” under Rule 415(a)(4) under the Act (such transactions are hereinafter referred to as “At the Market Offerings”) and (B) such other sales of the Shares on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and the applicable Agent in writing.

(d)       If Shares are to be sold in an Agency Transaction in an At the Market Offering, the applicable Agent will confirm in writing (including by e-mail) to the Company the number of Shares sold on any Exchange Business Day and the related Gross Sales Price and Net Sales Price (as each of such terms is defined in Section 2(b) below) no later than prior to the opening of trading on the immediately following Exchange Business Day.

(e)       If the Company shall default on its obligation to deliver Shares to the applicable Agent pursuant to the terms of any Agency Transaction or Terms Agreement, the Transaction Entities, jointly and severally shall (i) indemnify and hold harmless such Agent and its successors and assigns from and against any and all losses, claims, damages, liabilities and expenses arising from or as a result of such default by the Company and (ii) notwithstanding any such default, pay to such Agent the commission to which it would otherwise be entitled in connection with such sale in accordance with Section 2(b) below.

(f)       The Company acknowledges and agrees that (i) there can be no assurance that any Agent or any Forward Seller will be successful in selling the Shares or that any Forward Purchaser or any of its affiliates will be successful in borrowing, offering and selling the Shares through the applicable Forward Seller, (ii) none of the Agents, the Forward Sellers or the Forward Purchasers shall incur liability or obligation to the Company or any other person or entity if as sales agent (whether acting as agent of the Company or as Forward Seller) if any Agent or Forward seller fails to sell Shares for any reason other than a failure by such Agent or Forward Seller to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares in accordance with the terms of this Agreement, and (iii) no Agent shall be under any obligation to purchase Shares on a principal basis pursuant to this Agreement, except as may otherwise be specifically agreed by any Agent and the Transaction Entities in a Terms Agreement.

(g)       In the event that either (i) a Forward Purchaser (or an agent thereof) is unable to borrow and deliver any Shares for sale with respect to an instruction under this Agreement after using commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulation, or (ii) in the commercially reasonable judgment of such Forward Purchaser, such Forward Purchaser (or its agent) would incur a stock loan cost that is equal to or greater than the Initial Stock Loan Rate to do so, then the obligation herein of the applicable Forward Seller with respect to such instruction shall only extend to the aggregate number of Shares that the Forward Purchaser (or its agent) is able to so borrow below such cost. For purposes of this Section 1(g), “Initial Stock Loan Rate” shall mean the number of basis points per annum specified in the text opposite “Additional Adjustment” in the relevant Confirmation.

2.       Transaction Acceptances, Terms Agreements and Confirmations.

(a)       The Company may, from time to time during the Term, propose to any Agent that they enter into an Agency Transaction to be executed on a specified Exchange Business Day or over a specified period of Exchange Business Days, which proposal shall be made to the applicable Agent by any means permissible under Section 10 hereof from any of the individuals listed as an authorized representative of the Company on Schedule A hereto to make such sales and shall set forth the information specified below (each, a “Transaction Proposal”). If the applicable Agent agrees to the terms of such proposed Agency Transaction or if the Company and the applicable Agent mutually agree to modified terms for such proposed Agency Transaction, then the applicable Agent shall promptly deliver to the Company by any means permissible under Section 10 hereof a notice (each, a “Transaction Acceptance”) confirming the terms of such proposed Agency Transaction as set forth in such Transaction Proposal or setting forth the modified terms for such proposed Agency Transaction as agreed by the Company and the applicable Agent, as the case may be, whereupon such Transaction Acceptance shall become a binding agreement between the Company and the applicable Agent. Each Transaction Proposal shall specify:

(i)       the Exchange Business Day(s) on which the Shares subject to such Agency Transaction are intended to be sold (each, a “Purchase Date”);

(ii)       the maximum number of Shares to be sold by the applicable Agent (the “Specified Amount”) on, or over the course of, such Purchase Date(s), or as otherwise agreed between the Company and the applicable Agent and documented in the relevant Transaction Acceptance;

(iii)       the lowest price, if any, at which the Company is willing to sell Shares on each such Purchase Date or a formula pursuant to which such lowest price shall be determined (each, a “Floor Price”); and

(iv)       the applicable Agent’s discount or commission.

(v)       A Transaction Proposal shall not set forth a Specified Amount of Shares that, when added to the aggregate amount of Shares previously purchased by the Agents and to be purchased pursuant to pending Transaction Acceptances (if any) hereunder and any Terms Agreements, results or could result in the sale of a total amount of Shares that exceeds the Maximum Amount of Shares nor shall it set forth a Floor Price which is lower than the minimum price authorized from time to time by the Company’s board of directors or, if permitted by applicable law and the Company’s charter and by-laws, a duly authorized committee thereof. The Company shall have responsibility for maintaining records with respect to the aggregate amount of Shares sold and for otherwise monitoring the availability of Shares for sale under the Registration Statement and for ensuring that the aggregate amount of Shares offered and sold does not exceed, and the price at which any Shares are offered or sold is not lower than, the aggregate amount of Shares and the minimum price, respectively, authorized from time to time by the Company’s board of directors or, if permitted by applicable law and the Company’s charter and by-laws, a duly authorized committee thereof. In the event that more than one Transaction Acceptance with respect to any Purchase Date(s) is delivered by the applicable Agent to the Company, the latest Transaction Acceptance shall govern any sales of Shares for the relevant Purchase Date(s), except to the extent of any action occurring pursuant to a prior Transaction Acceptance and prior to the delivery to the Company of the latest Transaction Acceptance. The Company or the applicable Agent may, upon notice to the other such party by telephone (confirmed promptly by e-mail), suspend or terminate the offering of the Shares pursuant to Agency Transactions for any reason; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice or their respective obligations under any Terms Agreement. Notwithstanding the foregoing, if the terms of any Agency Transaction contemplate that Shares shall be sold on more than one Purchase Date, then the Company and the applicable Agent shall mutually agree to such additional terms and conditions as they deem reasonably necessary in respect of such multiple Purchase Dates, and such additional terms and conditions shall be set forth in or confirmed by, as the case may be, the relevant Transaction Acceptance and be binding to the same extent as any other terms contained therein.

(b)       The Purchase Date(s) in respect of the Shares deliverable pursuant to any Transaction Acceptance shall be set forth in or confirmed by, as the case may be, the applicable Transaction Acceptance. Except as otherwise agreed between the Company and the applicable Agent, the applicable

Agent’s commission for any Shares sold through such Agent as sales agent pursuant to this Agreement shall be a percentage, not to exceed 2.0%, of the actual sales price of such Shares (the “Gross Sales Price”), which commission shall be as set forth in or confirmed by, as the case may be, the applicable Transaction Acceptance; provided, however, that such commission shall not apply when the applicable Agent acts as principal, in which case such commission or a discount shall be set forth in the applicable Terms Agreement. Notwithstanding the foregoing, in the event the Company engages an Agent for a sale of Shares in an Agency Transaction that would constitute a “distribution,” within the meaning of Rule 100 of Regulation M under the Exchange Act or a “block” within the meaning of Rule 10b-18(a)(5) under the Exchange Act, the Company and the applicable Agent will agree to compensation that is customary for the Agents with respect to such transaction. The Gross Sales Price, less the applicable Agent’s commission and after deduction for any transaction fees payable by the Agents in respect of the sale of the applicable Shares is referred to herein at the “Net Sales Price.”

(c)       Payment of the Net Sales Price for Shares sold on any Purchase Date pursuant to a Transaction Acceptance shall be made to the Company by wire transfer of immediately available funds to the account of the Company (which the Company shall provide to the applicable Agent at least one Exchange Business Day prior to the applicable Agency Settlement Date (as defined below)) against delivery of such Shares to the applicable Agent’s account, or an account of the applicable Agent’s designee, at The Depository Trust Company through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be agreed to by the Company and the applicable Agent. Such payment and delivery shall be made at or about 10:00 a.m. (New York City time) on the second Exchange Business Day (or such other day as may, from time to time, become standard industry practice for settlement of such a securities issuance or as agreed to by the Company and the applicable Agent) following each Purchase Date (each, an “Agency Settlement Date”). For purposes of the previous sentence, Exchange Business Day also includes days on which trading on the Exchange is scheduled to close prior to its regular weekday closing time.

(d)       If, as set forth in or confirmed by, as the case may be, the related Transaction Acceptance, a Floor Price has been agreed to by the parties with respect to a Purchase Date, and the applicable Agent thereafter determines and notifies the Company that the Gross Sales Price for such Agency Transaction would not be at least equal to such Floor Price, then the Company shall not be obligated to issue and sell through the applicable Agent, and the applicable Agent shall not be obligated to place, the Shares proposed to be sold pursuant to such Agency Transaction on such Purchase Date, unless the Company and the applicable Agent otherwise agree in writing. No Agent shall sell Shares below the Floor Price, and such Floor Price may be adjusted by the Company at any time upon notice to the Agents and confirmation to the Company.

(e)       If the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Shares, the Company shall promptly notify the Agents and the Forward Sellers, in each case and future offers and sales of Shares through the Agents and the Forward Sellers on an agented basis under this Distribution Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(f)       If the Company wishes to issue and sell the Shares pursuant to this Agreement but other than as set forth in Section 2(a) of this Agreement, it will notify the applicable Agent of the proposed terms of the Principal Transaction. If the applicable Agent, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Transaction Entities and the applicable Agent shall enter into a Terms Agreement setting forth the terms of such Principal Transaction.

(ii)       The terms set forth in a Terms Agreement shall not be binding on the Transaction Entities or the applicable Agent unless and until the Transaction Entities and the applicable Agent have each executed and delivered such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement shall control.

(g)       Each sale of the Shares to the applicable Agent in a Principal Transaction shall be made in accordance with the terms of this Agreement and a Terms Agreement, which shall provide for the sale of such Shares to, and the purchase thereof by, the applicable Agent. A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by the applicable Agent. The commitment of the applicable Agent to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Transaction Entities contained, and shall be subject to the terms and conditions set forth, in this Agreement and such Terms Agreement. Any such Terms Agreement shall specify the number of the Shares to be purchased by the applicable Agent pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, underwriters, if any, acting together with the applicable Agent in the reoffering of the Shares, and the time and date (each such time and date being referred to herein as a “Principal Settlement Date” and, together with any Agency Settlement Date and Forward Confirmation Settlement Date (as defined in Section 2(h) below), a “Settlement Date”) and place of delivery of and payment for such Shares.

(h)       The gross sales price of any Shares sold pursuant to a Confirmation by an applicable Forward Seller shall be equal to, in the discretion of such Forward Seller but subject to the specific instructions of the Company, the market price prevailing at the time of sale for the Shares sold by such Forward Seller on the NYSE or otherwise, at prices related to prevailing market prices or at negotiated prices. In connection with sales pursuant to Section 1(a)(2) of this Agreement, the compensation payable to such Forward Seller for sales of Shares will not exceed 2.0% of the gross sales price for such Shares pursuant to this Agreement (the “Confirmation Gross Sales Price”) and the applicable Confirmation and shall be paid by the Company exclusively through the determination of “Initial Forward Price” under the applicable Confirmation. The remaining proceeds, after further deduction for any transaction fees, transfer taxes or similar taxes or fees imposed by any Governmental Entity (as defined in Section 3(q) below) or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company or a Forward Purchaser, as applicable, for such sales (the “Confirmation Net Proceeds”). With respect to any sales by a Forward Seller, such Forward Seller shall provide written confirmation setting forth the number of borrowed Shares sold on such day, the aggregate Confirmation Net Proceeds to the applicable Forward Purchaser and the then-current “Initial Forward Price” under any Confirmation with respect to which Shares have been sold on such day promptly following the close of trading on the NYSE on such day. On each date of settlement for the sale of Shares through a Forward Seller pursuant to Section 1(a)(2) hereof (each such day, a “Forward Confirmation Settlement Date”) the Shares sold through the applicable Agent or applicable Forward Seller for settlement on such date shall be delivered by the Company or the Forward Purchaser, as the case may be, to the applicable Agent or applicable Forward Seller against payment of (i) the Confirmation Net Proceeds from the sale of such Shares or (ii) the aggregate Confirmation Gross Sales Price from the sale of such Shares (the “Confirmation Gross Proceeds”) as mutually agreed between the Company or the Forward Purchaser, as applicable, and the applicable Agent or applicable Forward Seller. Settlement for all Shares shall be effected by book-entry delivery of Shares to the applicable Agent’s or applicable Forward Seller’s account.

(i)       Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale, of any Shares or Confirmation Shares, as applicable, pursuant to this Agreement (whether in an Agency Transaction or a Principal Transaction or by a Confirmation) and, by notice to the Agents or Forward Sellers given by telephone (confirmed promptly by e-mail), shall cancel any instructions for the offer or sale of any Shares during any period in which the Company is in possession of material non-public information and an Agent or Forward Seller shall not be obligated to offer or sell any Shares during any period in which such Agent or Forward Seller reasonably believes that the Company is, or could be deemed to be, in possession of material non-public information.

(j)       The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Shares by the Company shall be effected only by or through one Agent or Forward Seller on any Exchange Business Day.

(k)       Anything in this Agreement to the contrary notwithstanding, the Company shall not authorize the issuance and sale of, and no Agent, as sales agent, or Forward Seller, shall be permitted to sell, any Shares at a price lower than the minimum price, or in a number or with an aggregate gross sales price in excess of the number or aggregate gross sales price, as the case may be, authorized from time to time to be issued and sold under this Agreement, any Terms Agreement or any Confirmation, in each case by the Company’s board of directors or, if permitted by applicable law and the Company’s charter and by-laws, a duly authorized committee thereof, or in a number in excess of the number of Shares approved for listing on the Exchange, or in excess of the number or amount of Shares available for issuance on the Registration Statement or as to which the Company has paid the applicable registration fee, it being understood and agreed by the parties hereto that compliance with any such limitations by the Company, and the communications of any such limitations by the Company to the Agents and Forward Seller, shall be the sole responsibility of the Company.

3.       Representations, Warranties and Agreements of the Transaction Entities. Each of the Transaction Entities, jointly and severally, represent and warrant to, and agree with, each Agent, Forward Seller and Forward Purchaser, on and as of (i) the date hereof, (ii) each date on which the Company delivers a Transaction Proposal, (iii) each date on which the Transaction Entities execute and deliver a Terms Agreement or any Confirmation, (iv) each Time of Sale, (v) each Settlement Date and (vi) each Bring-Down Delivery Date (as defined in Section 6(b)) (each such date listed in (i) through (vi), a “Representation Date”), as follows:

(a)       Registration Statement and Prospectuses. The Company meets all conditions and requirements for the use of Form S-3 to register the offer and sale of the Shares in accordance with General Instruction I.B.1 of Form S-3. Each of the Registration Statement and any post-effective amendment thereto have been prepared by the Company in conformity with the requirements of the Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Act, no notice or objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request, if any, from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective and at each deemed effective date with respect to the Agents or the Forward Sellers pursuant to Rule 430B(f)(2) under the Act, complied and will comply in all material respects with the requirements of the Act. The Prospectus and each amendment or supplement thereto, as of their respective issue dates, complied and will comply, in all material respects, with the Act. The Prospectus delivered to the Agents or the Forward Sellers for use in connection with the offering of the Shares was or will be substantially identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act.

(b)       Accurate Disclosure. Neither the Registration Statement nor any post-effective amendment thereto, at the respective time it became effective, or at any Representation Date, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper) nor any Permitted Free Writing Prospectus, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at each Representation Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No Permitted Free Writing Prospectus included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company filed the Registration Statement with the Commission before using any “free writing prospectus” (as defined in Rule 405 under the Act) and each “free writing prospectus” was preceded or accompanied by the Prospectus satisfying the requirements of Section 10 under the Act.

The representations and warranties in this Section 3(b) shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any Permitted Free Writing Prospectus (as defined in Section 3(c) of this Agreement) made in reliance upon and in conformity with written information furnished to the Company by any Agent, Forward Seller or Forward Purchaser expressly for use therein. For purposes of this Agreement, the only information so furnished shall be (i) the information the statements set forth in the last sentence of paragraph 1, the fourth sentence of paragraph 2 and the first sentence of paragraph 3 under the “Plan of Distribution” in the Prospectus Supplement and (ii) such other statements as the Agents, the Forward Sellers or the Forward Purchasers may, by notice given to the Company in writing after the date of this Agreement, have been furnished to the Company by the Agents, the Forward Sellers or the Forward Purchasers specifically for inclusion in the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus (as defined in Section 3(c) of this Agreement) or any amendment or supplement thereto (collectively, the “Agent Information”).

(c)       Permitted Free Writing Prospectuses. Unless the Company has notified or notifies the Agents, the Forward Sellers and the Forward Purchasers otherwise in accordance with Section 4(f) hereof, no “issuer free writing prospectus” (as defined in Rule 433 under the Act) or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Act) conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated or deemed incorporated by reference therein, or any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. Any such free writing prospectus relating to the Shares consented to by the applicable Agents, the applicable Forward Sellers and the applicable Forward Purchasers (including any Free Writing Prospectus prepared by the Company solely for use in connection with the offering contemplated by a particular Terms Agreement) is hereinafter referred to as a “Permitted Free Writing Prospectus”. Each Permitted Free Writing Prospectus has conformed in all material respects to the requirements of the Act on the date of first use, and the Company has complied with any filing requirements applicable to a Permitted Free Writing Prospectus pursuant to the Act. The Company has not made any offer relating to the Shares or that would constitute an “issuer free writing prospectus” as defined under Rule 433 of the Act without the prior written consent of the applicable Agents, the applicable Forward Sellers and the applicable Forward Purchasers. The Company has retained in accordance with the Act all issuer free writing prospectuses that were not required to be filed pursuant to the Act. The first sentence of this Section 3(c) shall not apply to statements in or omissions from any Permitted Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Agent, Forward Seller or Forward Purchaser specifically for use therein, it being understood and agreed that the only such information furnished by any Agent, Forward Seller or Forward Purchaser consists of Agent Information.

(d)       Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the date hereof and at each Representation Date, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(e)       Independent Accountant. PricewaterhouseCoopers LLP, the accountant who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus is an independent public accountant with respect to the Company as required by the Act and the Public Company Accounting Oversight Board.

(f)       Financial Statements; Non-GAAP Financial Measures. The historical financial statements of the Company included or incorporated by reference in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, together with the related schedules and notes (the “Company Financial Statements”), present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, owners’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified, and have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP” applied on a consistent basis throughout the periods presented. The Company Financial

Statements included or incorporated by reference in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus (collectively, the “3-14 Financial Statements”) have been prepared in all material respects in accordance with the applicable financial statement requirements of Rule 3-14 of Regulation S-X under the Act (“Regulation S-X”). The supporting schedules, if any, relating to the Company Financial Statements and the 3-14 Financial Statements present fairly in accordance with GAAP the information required to be stated therein. The pro forma financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus present fairly the information shown therein comply as to form in all material respects with the applicable requirements of Regulation S-X and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included or incorporated by reference in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus under the Act. All disclosures contained or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Act, in each case to the extent applicable.

(g)       No Material Adverse Change in Business. Except as otherwise stated in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, since the respective dates as of which information is given in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, (A) there has been no material adverse change in or affecting any of the properties or assets described in the Registration Statement as owned by the Transaction Entities and their respective subsidiaries (collectively, the “Properties”), considered as a whole or in the condition, financial or otherwise, or in the earnings or business of the Transaction Entities and their respective subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by either of the Transaction Entities or any of their respective subsidiaries, other than those in the ordinary course of business, which are material with respect to the Transaction Entities and their respective subsidiaries considered as one enterprise, (C) there has been no liability or obligation, direct or contingent (including off-balance sheet obligations), which is material to the Transaction Entities and their respective subsidiaries considered as one enterprise, incurred by either of the Transaction Entities or any of their respective subsidiaries, except obligations incurred in the ordinary course of business, and (D) there has been no distribution of any kind declared, paid or made by either of the Transaction Entities on any class of its shares of Common Stock, in the case of the Company, any units of limited partnership interest, in the case of the Operating Partnership (“OP Units”), or other form of ownership interests, as applicable.

(h)       Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has all the requisite corporate power and authority to directly or indirectly own, lease and operate the Properties and to conduct its business as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus and enter into and perform its obligations under this Agreement or, if and to the extent applicable, in any Confirmation or any Terms Agreement, and is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, singly or in the aggregate, result in a Material Adverse Effect.

(i)       Good Standing of the Operating Partnership. The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, has the requisite limited partnership power and limited partnership authority to directly or indirectly own, lease and operate the Properties, conduct its business as described in the Registration Statement and the Prospectus and enter into and perform its obligations under this Agreement or, if and to the extent applicable, in any Confirmation or any Terms Agreement, and is duly qualified as a foreign limited partnership to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, singly or in the aggregate, result in a Material Adverse Effect. The Company is the sole general partner of the Operating Partnership. At each Representation Date, the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended (the “Operating Partnership Agreement”), in the form filed or incorporated by reference as an exhibit to the Registration Statement, is in full force and effect, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights and remedies generally, and subject to general principles of equity and, with respect to rights to indemnity and contribution thereunder, except as rights may be limited by applicable law or policies thereunder. The Company owns all of its outstanding OP Units free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus.

(j)       Other Subsidiaries. The Operating Partnership is the only subsidiary of the Company that meet the definition of a “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X).

(k)       Capitalization. The authorized, issued and outstanding shares of capital stock of the are as set forth or incorporated by reference in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus. Except as disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, (i) no shares of Common Stock are reserved for any purpose, (ii) there are no outstanding securities convertible into or exchangeable for any shares of Common Stock of the Company, and (iii) there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for shares of Common Stock or any other securities of the Company. The outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of Common Stock of the Company were issued in violation of the preemptive or other similar rights of any security holder of the Company.

(l)       No Equity Awards. Except for as disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, the Company has no outstanding stock options or other equity-based awards of or to purchase shares of Common Stock pursuant to an equity-based compensation plan or otherwise.

(m)       Authorization of Agreement. This Agreement, any Terms Agreement and any Confirmation will have been as of its date, have been duly authorized, executed and delivered by each of the Transaction Entities, as applicable.

(n)       Authorization and Description of Shares. (A) The Shares have been duly authorized for issuance and sale pursuant to this Agreement, if and to the extent applicable, any Terms Agreement and, when the Shares have been issued and delivered by the Company pursuant to this Agreement and, if and to the extent applicable, any Terms Agreement, against payment therefor in accordance with this

Agreement, if and to the extent applicable, any Terms Agreement, will be validly issued, fully paid and non-assessable and will not be subject to any preemptive rights, resale rights, rights of first offer or refusal or other similar rights and (B) any Common Stock to be delivered pursuant to any Confirmation (the “Confirmation Shares”) have been duly authorized for issuance and sale by the Company to the applicable Forward Purchaser pursuant to such Confirmation and, if and when issued and delivered by the Company pursuant to such Confirmation against payment of any consideration specified therein, will be validly issued, fully paid and non-assessable; and the issuance of the Shares and Confirmation Shares is not subject to the preemptive, resale rights, rights of first refusal or other similar rights of any security holder of the Company. The Shares and Confirmation Shares conform in all material respects to all statements relating thereto contained in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same. No holder of any of the Shares or Confirmation Shares will be subject to personal liability solely by reason of being such a holder.

(o)       Authorization of OP Units. The OP Units that will be exchanged for the net proceeds from the sale of the Shares by the Company pursuant to this Agreement, and, if any if any to the extent applicable, any Terms Agreement, have been duly authorized for issuance and delivery by the Operating Partnership to the Company and, when issued and delivered by the Operating Partnership to the Company, will be duly and validly issued and the Company will have no obligation to make any further payments for the purchase of such units or contributions to the Operating Partnership solely by reason of their ownership of such units, free and clear of any pledge, lien, encumbrance, security interest or other claim; the issuance and delivery of such OP Units by the Operating Partnership are not subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right of unitholders arising by operation of law, under the Operating Partnership Agreement, under any agreement to which the Operating Partnership is a party or otherwise.

(p)       Warrants, Options, Registration Rights. Except as disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, (A) there are no outstanding rights (contractual or otherwise), warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or equity interest in the Company, other than in the ordinary course of business, consistent with past practice, under the Company’s equity compensation programs and (B) there are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale by the Company under the Act.

(q)       Absence of Violations, Defaults and Conflicts. Neither of the Transaction Entities nor any of their respective subsidiaries is (A) in violation of its charter, bylaws, certificate of limited partnership, agreement of limited partnership or other organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, or other agreement or instrument to which either of the Transaction Entities or any of their respective subsidiaries is a party or by which it or any of them may be bound or to which any of the Properties or any other properties or assets of the Transaction Entities or any of their respective subsidiaries is subject (collectively, “Agreements and Instruments”), except for such defaults that have been waived (and evidence of such waivers provided to counsel to the Agents) or would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over either of the Transaction Entities or any of their respective subsidiaries or the Properties or any of their respective other properties, assets or operations (each, a

“Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Agreement or, if and to the extent applicable, of any Terms Agreement or any Confirmation, and the consummation of the transactions contemplated herein and therein or, if and to the extent applicable, of any Terms Agreement or any Confirmation and in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus (including the issuance and sale of the Shares and any Confirmation Shares and the use of the proceeds from the sale of the Shares and any Confirmation Shares as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, and compliance by each of the Transaction Entities with their respective obligations hereunder and thereunder have been duly authorized by all necessary corporate or limited partnership action, as applicable, and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or to the actual knowledge of the Transaction Entities result in the creation or imposition of any lien, charge or encumbrance upon the Properties or any other properties or assets of either of the Transaction Entities or any of their respective subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances as are described in or contemplated by the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of (i) the provisions of the charter, bylaws, certificate of limited partnership, agreement of limited partnership or other organizational document, as applicable, of either of the Transaction Entities or any of their respective subsidiaries or (ii) to the actual knowledge of the Transaction Entities any applicable law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity, except in the case of clause (ii) only, for any such violation that would not, singly or in the aggregate, result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by either of the Transaction Entities or any of their respective subsidiaries.

(r)       Absence of Labor Dispute. No labor dispute with the employees of either of the Transaction Entities or any of their respective subsidiaries exists or, to the knowledge of either Transaction Entity, is imminent, which, in any such case, would, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(s)       Absence of Proceedings. Except as disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, there is no action, suit, proceeding, inquiry or investigation pending, or, to the knowledge of either of the Transaction Entities, threatened, against or affecting the Transaction Entities or any of their respective subsidiaries, which is required to be disclosed in the Registration Statement or the Prospectus (other than as disclosed therein), or which would, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or which would materially and adversely affect the consummation of the transactions contemplated in this Agreement, any Terms Agreement or any Confirmation, or the performance by the Transaction Entities of their respective obligations hereunder or thereunder. The aggregate of all pending legal or governmental proceedings to which either of the Transaction Entities or any of their respective subsidiaries is a party or of which any of the Properties or their respective other properties or assets is the subject which are not described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

(t)       Accuracy of Exhibits. There are no contracts or documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that have not been so described or filed as required.

(u)       Basis for Forward Looking Statements. No forward looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included or incorporated by reference in the Registration Statement or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(v)       Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by either of the Transaction Entities of its respective obligations hereunder or under any Confirmation or any Terms Agreement or in connection with the offering, issuance or sale of the Shares and Confirmation Shares or the consummation of the transactions contemplated by this Agreement, any Confirmation or any Terms Agreement, except such as have been already obtained or as may be required under the Act, the rules of the NYSE, the securities laws, real estate syndication laws of any U.S. state or non-U.S. jurisdiction or the rules of Financial Industry Regulatory Authority, Inc. (“FINRA”).

(w)       Possession of Licenses and Permits. Except as disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus to the actual knowledge of the Transaction Entities, the Transaction Entities and their respective subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect. To the actual knowledge of the Transaction Entities, the Transaction Entities and their respective subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. To the actual knowledge of the Transaction Entities, all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect. Except as disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, neither of the Transaction Entities nor any of their respective subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(x)       Title to Property. (A) At each Representation Date, the Transaction Entities, any of their respective subsidiaries or any joint venture in which either of the Transaction Entities or any of their respective subsidiaries owns an interest (each such joint venture being referred to as a “Related Entity”), as the case may be, will have good and marketable fee or leasehold title to the Properties, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, other than those that (1) are described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus or would not, singly or in the aggregate, materially affect the value of any of the Properties and do not materially interfere with the use made and proposed to be made of any of the Properties by the Transaction Entities, any of their respective subsidiaries or any Related Entity; (B) except as disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, none of the Transaction Entities, any of their respective subsidiaries or any Related Entity owns any real property other than the Properties; (C) each of the ground leases, subleases and sub-subleases relating to a Property, if any, material to the business of the Transaction Entities and their respective subsidiaries, considered as one enterprise, are in full force and effect, with such exceptions as do not materially interfere with the use made or proposed to be made of such Properties (taken as a whole) by either of the Transaction Entities, any of their respective subsidiaries or any Related Entity, and (1) no default or event of default has occurred under any such ground lease, sublease or sub-sublease with respect to any of the Properties and none of the Transaction Entities, any of their respective subsidiaries or any Related Entity has received any notice of any event which, whether with or without the passage of time or the giving of notice, or both, would constitute a default under such ground lease, sublease or sub-sublease and (2) none of the Transaction Entities, any of their respective subsidiaries or any Related Entity has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Transaction Entities, any of their respective subsidiaries or any Related Entity under any of the material ground leases, subleases or sub-subleases mentioned above, or affecting or questioning the rights of the Transaction Entities, any of their respective subsidiaries or any Related Entity to the continued possession of the leased, subleased or sub-subleased premises under any such ground lease, sublease or sub-sublease; (D) all liens, charges, encumbrances, claims or restrictions on any of the Properties and the assets of either of the Transaction Entities, any of their respective subsidiaries or any Related Entity that are required to be disclosed in the Registration Statement or the Prospectus are disclosed therein; (E) except as disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, no tenant under any of the leases at the Properties or any other party has a right of first refusal, right of first offer or an option to purchase any of the Properties; (F) to the knowledge of the Transaction Entities, none of the Properties fails to comply with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except if and to the extent disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus and except for such failures to comply that would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; (G) the mortgages and deeds of trust that encumber any of the Properties are not convertible into equity securities of the entity owning such Property and said mortgages and deeds of trust are not cross-defaulted or cross-collateralized with any property other than certain other Properties; (H) none of the Transaction Entities, any of their respective subsidiaries or any Related Entity is in default under any of the leases governing the Properties and there is no event which, whether with or without the passage of time or the giving of notice, or both, would constitute a default by either of the Transaction Entities, any of their respective subsidiaries or any Related Entity under any of such leases, except such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect; and (I) to the knowledge of the Transaction Entities, no lessee of any of the Properties is in default under any of the leases governing the Properties and there is no event which, whether with or without the passage of time or the giving of notice, or both, would constitute a default by any lessee of any of the Properties under any of such leases.

(y)       Mortgages. The Company has provided to the Agents, the Forward Sellers and the Forward Purchasers true and complete copies of all credit agreements, mortgages, deeds of trust, guaranties, side-letters and other material documents evidencing, securing or otherwise relating to any secured or unsecured indebtedness of the Company. Neither the Company nor any of its subsidiaries that is party to any such document has received any notice that it is in default thereunder, nor, to the actual knowledge of the Transaction Entities, has an event occurred which with the passage of time or the giving of notice, or both, would become a default by an of them under any such documents that would reasonably be expected to result in a Material Adverse Effect.

(z)       Possession of Intellectual Property. The Transaction Entities and their respective subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses,

inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) reasonably necessary to conduct the business now operated by them, and neither of the Transaction Entities nor any of their respective subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Transaction Entities or any of their respective subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(aa) Environmental Laws. Except as disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) none of the Transaction Entities, any of their respective subsidiaries, any Related Entity nor, to the actual knowledge of the Transaction Entities, any of the Properties is in violation of any Environmental Laws (as defined below), (B) the Transaction Entities, their respective subsidiaries, the Related Entities and, to the actual knowledge of the Transaction Entities, the Properties have all permits, authorizations and approvals required under any applicable Environmental Laws and none of the Transaction Entities, their respective subsidiaries or the Related Entities have received any notice that any of them or any of the Properties is not in compliance with their requirements, (C) none of the Transaction Entities, their respective subsidiaries or any Related Entity have received notice of any pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law or Hazardous Material (as defined below) against the Transaction Entities, any of their respective subsidiaries or any Related Entity or, to the actual knowledge of the Transaction Entities, otherwise with regard to the Properties, (D) to the actual knowledge of the Transaction Entities, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Properties, the Transaction Entities, any of their respective subsidiaries or any Related Entity relating to Hazardous Materials or any Environmental Laws, and (E) to the actual knowledge of the Transaction Entities, none of the Properties is included or proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency or on any similar list or inventory issued by any other federal, state or local governmental authority pursuant to Environmental Laws. As used herein, “Hazardous Material” shall mean any flammable explosives, radioactive materials, chemicals, pollutants, contaminants, wastes, hazardous wastes, toxic substances, mold and any hazardous material as defined by or regulated under any Environmental Law, including, without limitation, petroleum or petroleum products, and asbestos-containing materials. As used herein, “Environmental Law” shall mean any applicable foreign, federal, state or local law (including statute or common law), ordinance, rule, regulation or judicial or administrative order, consent decree or judgment relating to the protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Secs. 9601-9675 (“CERCLA”), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Secs. 5101-5127, the Solid Waste Disposal Act, as amended, 42 U.S.C. Secs. 6901-6992k, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Secs. 11001-11050, the Toxic Substances Control Act, 15 U.S.C. Secs. 2601-2692, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Secs. 136-136y, the Clean Air Act, 42 U.S.C. Secs. 7401-7671q, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. Secs. 1251-1387, and the Safe Drinking Water Act, 42 U.S.C. Secs.

300f-300j-26, as any of the above statutes may be amended from time to time, and the regulations promulgated pursuant to any of the foregoing.

(bb) Utilities and Access. To the knowledge of the Transaction Entities, water, stormwater, sanitary sewer, electricity and telephone service are all available at the property lines of each Property over duly dedicated streets or perpetual easements of record benefiting the applicable Property. To the actual knowledge of the Transaction Entities, each of the Properties has legal access to public roads and all other roads necessary for the use of each of the Properties.

(cc) No Condemnation. Neither Transaction Entity has any actual knowledge of any pending or threatened condemnation proceedings or zoning change or other proceeding or action that, if determined adversely, would reasonably be expected to result, singly or in the aggregate, in a Material Adverse Effect.

(dd) IT Systems. The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to the same, except for those that have been remedied without material cost or liability or the duty to notify any other person and those that would not, individually or in the aggregate, have a Material Adverse Effect, nor any incidents under internal review or investigations relating to the same. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(ee) Accounting Controls and Disclosure Controls. Except as disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, the Company and its subsidiaries currently maintain effective internal control over financial reporting (as defined under Rules 13a-15 and 15d-15 of the Exchange Act and a system of internal accounting controls sufficient to provide reasonable assurances that: (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly present the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the

Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting. The auditors of the Company and the audit committee of the board of directors of the Company or, if no such audit committee exists, the full board of directors of the Company, have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that have adversely affected, or are reasonably likely to adversely affect, the ability of the Company and its subsidiaries to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal control over financial reporting of the Company and its subsidiaries. Except as disclosed in the Registration Statement, the Prospects and any Permitted Free Writing Prospectus, the Company and its subsidiaries maintain a system of disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 of the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(ff) Compliance with the Sarbanes-Oxley Act. The Company and the Company’s officers or directors, in their capacity as such, are in material compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all applicable rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”), including, without limitation, Sections 402, 302 and 906 thereof.

(gg) Payment of Taxes. All United States federal income tax returns of the Transaction Entities and their respective subsidiaries required by law to be filed have been filed (or are subject to an effective extension), and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Transaction Entities and their respective subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not, singly or in the aggregate, result in a Material Adverse Effect, and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Transaction Entities and their respective subsidiaries in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional tax for any years not finally determined, except to the extent of any inadequacy that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(hh) ERISA. Each Transaction Entity is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”). No “reportable event” (as defined in Section 4043 of ERISA) has occurred with respect to any “pension plan” (as defined in Section 3(2) of ERISA) for which either Transaction Entity would have any liability. Neither Transaction Entity has incurred nor expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or “multi-employer plan” (as defined in Section 3(37) of ERISA), or (ii) Sections 412, 403, 431, 432 or 4971 of the Internal Revenue Code of 1986, as amended (the “Code”). Each “pension plan” for which either Transaction Entity would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred thereunder, whether by action or by failure to act, which would cause the loss of such qualification, except where the failure to be so qualified would not, singly or in the aggregate, result in a Material Adverse Effect.

(ii)       Business Insurance. The Transaction Entities and their respective subsidiaries carry or are entitled to the benefits of insurance, by recognized and reputable insurers, in such amounts and covering such risks as are commercially reasonable in the business in which the Company is engaged, and all such insurance is in full force and effect. Neither of the Transaction Entities has any reason to believe that it or any of their respective subsidiaries will not be able to (A) renew, if desired, its existing insurance coverage as and when such policies expire or (B) obtain similar coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. There are no claims by the Transaction Entities nor any of their respective subsidiaries under any insurance policy as to which any insurance company has denied liability or insurance coverage, except where such denial would not simply or in the aggregate, result in a Material Adverse Effect.

(jj) Title Insurance. The Transaction Entities and each of their respective subsidiaries and each Related Entity, as applicable, carries or is entitled to the benefits of title insurance on the fee interests and/or leasehold interests (in the case of a ground lease interest) with respect to each Property with recognized and reputable insurers, in an amount not less than such entity’s cost for the real property comprising such Property, insuring that such party is vested with good and insurable fee or leasehold title, as the case may be, to each such Property.

(kk) Investment Company Act. Neither of the Transaction Entities is required, or upon the issuance and sale of the Shares and any proceeds received pursuant to any Confirmation, and the application of the net proceeds therefrom as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus will be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(ll) Absence of Manipulation. Neither of the Transaction Entities nor any of their respective subsidiaries or other affiliates has taken nor will take, directly or indirectly, any action which is designed, or would reasonably be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(mm) Foreign Corrupt Practices Act. None of the Transaction Entities, any of their respective subsidiaries or, to the knowledge of either of the Transaction Entities, after due inquiry, any director, officer, agent, employee, affiliate or other person acting on behalf of either of the Transaction Entities or any of their respective subsidiaries has in the course of its actions for, or on behalf of, the Company or any of its subsidiaries: (i) made any unlawful contribution, gift, or other unlawful expense relating to political activity; (ii) made any direct or indirect bribe, kickback, rebate, payoff, influence payment, or otherwise unlawfully provided anything of value, to any “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (collectively, the “FCPA”)) or domestic government official; or (iii) violated or is in violation of any provision of the FCPA, the Bribery Act 2010 of the United Kingdom, as amended (the “Bribery Act 2010”), or any other applicable anti-corruption or anti-bribery statute or regulation. The Transaction Entities and their respective subsidiaries and, to the knowledge of the Transaction Entities, the Company’s affiliates, have conducted their respective businesses in compliance with the FCPA, Bribery Act 2010, and all other applicable anti-corruption and anti-bribery statutes and regulations, and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to ensure, continued compliance therewith.

(nn) Money Laundering Laws. The operations of each of the Transaction Entities and their respective subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”). No action, suit or proceeding or, to the knowledge of either of the Transaction Entities, inquiry or investigation by or before any Governmental Entity involving either of the Transaction Entities or any of their respective subsidiaries with respect to the Money Laundering Laws is pending and, to the knowledge of either of the Transaction Entities, no such action, suit, proceeding, inquiry or investigation is threatened.

(oo)       OFAC. None of the Transaction Entities, any of their respective subsidiaries nor, to the knowledge of either of the Transaction Entities, after due inquiry, any director, officer, agent, employee, affiliate or other person acting on behalf of either of the Transaction Entities or any of their respective subsidiaries is: (i) currently subject to or the target of any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the U.S. Department of State, the United Nations Security Council (“UNSC”), the European Union (“EU”), His Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”); or (ii) located, organized or resident in a country or territory that is the subject or target of Sanctions (including, without limitation, the Crimea, Donetsk, and Luhansk regions of Ukraine, Cuba, Iran, North Korea and Syria); and the Company will not directly or indirectly use the proceeds of the offering of the Shares or the Confirmation Shares hereunder or under any Terms Agreement or any Confirmation, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person, or in any country or territory, that currently is the subject or target of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as an underwriter, advisor, investor or otherwise) of Sanctions. None of the Transaction Entities or any of their respective subsidiaries have not knowingly engaged in for the past five years, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction, is or was the subject or target of Sanctions.

(pp) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(qq) Real Estate Investment Trust. Commencing with its taxable year ending December 31, 2012, the Company effectively elected to be taxed as a real estate investment trust (a “REIT”) under Sections 856 through 860 of the Code, and has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT for such taxable year and thereafter. The Company has not revoked its election to be taxed as a REIT. The proposed method of operation of the Company as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus will enable the Company to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2024 and thereafter. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and proposed method of operation (inasmuch as they relate to the Company’s qualification and taxation as a REIT) set forth in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus are accurate and fair summaries of the legal or tax matters described therein in all material respects.

(rr) Prior Sales of Common Stock or OP Units. Except as disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, the Company has not issued, sold or distributed any shares of Common Stock and the Operating Partnership has not issued, sold or distributed any OP Units.

(ss) Approval of Listing. The Shares and Confirmation Shares have been approved for listing on the NYSE, subject to official notice of issuance.

(tt) Distributions. Except as disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, (A) the Company is not currently prohibited, directly or indirectly, from making any distributions to its stockholders and (B) neither the Operating Partnership nor any subsidiary thereof is prohibited, directly or indirectly, from making any distributions to the Company or any other subsidiary of the Operating Partnership, from making any other distribution on any of its equity interests or from repaying any loans or advances made by the Company, the Operating Partnership or any other subsidiary of the Operating Partnership.

(uu) Finder’s Fees. Except as disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, the Company has not incurred any liability for any finder’s fees or similar payments in connection with the offering and sale of the Shares contemplated in this Agreement or, if and to the extent applicable, any Terms Agreement or any Confirmation, except as may otherwise exist with respect to the Agents, the Forward Sellers or the Forward Purchasers pursuant to this Agreement, or, if and to the extent applicable, any Terms Agreement or any Confirmation.

(vv) Certain Relationships. No relationship, direct or indirect, exists between or among either of the Transaction Entities, on the one hand, and the directors, officers, stockholders, partners, customers or suppliers of the Transaction Entities, on the other hand, which is required to be described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus which is not so described.

(ww) No Ratings. No securities issued by or loans to the Company or any of its subsidiaries are rated by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act).

(xx)       Private Letter Ruling Matters. The Company intended to file a U.S. Corporation Income Tax Return (Form 1120) for its 2011 taxable year. The Company’s tax preparers prepared a U.S. Income Tax Return for Real Estate Investment Trusts (Form 1120-REIT) for the Company’s 2011 taxable year (the “2011 Form 1120-REIT”), and the Company executed and filed the 2011 Form 1120-REIT without realizing it had made an election to be taxed as a REIT with the filing of such return. Upon becoming aware that an inadvertent REIT election had been made for its 2011 taxable year, the Company filed an Amended U.S. Corporation Income Tax Return (Form 1120X) for such year. The Company knew it would not qualify as a REIT for 2011 when it filed its 2011 Form 1120-REIT and, therefore, did not intend to make a REIT election in 2011. The Company received a private letter ruling from the Internal Revenue Service on February 5, 2015, in which the Internal Revenue Service concluded that the Company would be treated as though it had not made the REIT election for the taxable year ended December 31, 2011, and the Company is entitled to rely on such private letter ruling.

(yy) Regulation M. Neither Transaction Entity has taken or will take, directly or indirectly, any action prohibited by Regulation M under the Exchange Act. The Common Stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by Rule 101(c)(1) thereunder.

(zz) Officer’s Certificates. Any certificate signed by any officer of either of the Transaction Entities delivered to the Agents, the Forward Sellers and the Forward Purchasers or to counsel for the Agents, the Forward Sellers and the Forward Purchasers shall be deemed a representation and warranty by such Transaction Entity to each Agent, Forward Seller and Forward Purchaser, as applicable as to the matters covered thereby.

(aaa) Authorization of Confirmation. Each Confirmation will have been as of its date, duly authorized, executed and delivered by the Company and when executed and delivered by the applicable Forward Purchaser, such Confirmation will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law). The description of the Confirmations set forth in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus is correct in all material respects.

4.       Certain Covenants of the Transaction Entities. The Transaction Entities, jointly and severally, hereby agree with the Agents, the Forward Sellers and the Forward Purchasers:

(a)       For so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of Shares, before using or filing any Permitted Free Writing Prospectus and before using or filing any amendment or supplement to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus (in each case, other than due to the filing of an Incorporated Document), to furnish to the Agents, the Forward Sellers and the Forward Purchasers a copy of each such proposed Permitted Free Writing Prospectus, amendment or supplement within a reasonable period of time before filing with the Commission or using any such Permitted Free Writing Prospectus, amendment or supplement and the Company will not use or file any such Permitted Free Writing Prospectus or any such proposed amendment or supplement to which any Agent, Forward Seller or Forward Purchaser reasonably objects, unless the Company’s legal counsel has advised the Company that use or filing of such document is required by law.

(b)       To file the Prospectus, each Prospectus Supplement and any other amendments or supplements to the Prospectus pursuant to, and within the time period required by, Rule 424(b) under the Act (without reference to Rule 424(b)(8)) and to file any Permitted Free Writing Prospectus to the extent required by Rule 433 under the Act and to provide copies of the Prospectus, each Prospectus Supplement, any other amendments or supplements to the Prospectus and each Permitted Free Writing Prospectus (to the extent not previously delivered or filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto (collectively, “EDGAR”)) to the Agents, Forward Sellers and Forward Purchasers via e-mail in “.pdf” format on such filing date to an e-mail account designated by the Agents, the Forward Sellers and the Forward Purchasers and, at the Agents’, the Forward Sellers’ and the Forward Purchasers’ request, to also furnish copies of the Prospectus, each Prospectus Supplement, any other amendments or supplements to the Prospectus and each Permitted Free Writing Prospectus to each exchange or market on which sales were effected as may be required by the rules or regulations of such exchange or market.

(c)       To file timely all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of the Shares, and during such same period to advise the Agents, the Forward Sellers and the Forward Purchasers, promptly after the Company receives a notice thereof, (i) of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus or any Permitted Free Writing Prospectus or any amended Prospectus has been filed with the Commission; (ii) of the issuance by the Commission of any stop order or any order preventing or suspending the use of any prospectus relating to the Shares or the initiation or threatening of any proceeding for that purpose, pursuant to Section 8A of the Act; (iii) of any objection by the Commission to the use of Form S-3 by the Company pursuant to Rule 401(g)(2) under the Act; (iv) of the suspension of the qualification of the Shares for offering or sale in any jurisdiction or of the initiation or threatening of any proceeding for any such purpose; (v) of any request by the Commission for the amendment of the Registration Statement or the amendment or supplementation of the Prospectus (in each case including any documents incorporated by reference therein) or for additional information; (vi) of the occurrence of any event as a result of which the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances existing when the Prospectus or any such Permitted Free Writing Prospectus is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto.

(d)       In the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification, or of any notice of the objection pursuant to Rule 401(g)(2) under the Act, during a period when Agents are selling Shares, to use its commercially reasonable efforts to promptly obtain its withdrawal; in the event any such stop order or such other order is issued outside a period when Agents are selling Shares, the Company will promptly advise the Agents, Forward Sellers and Forward Purchasers as to the issuance thereof and as to whether the Company intends to seek to obtain its withdrawal.

(e)       To use commercially reasonable efforts to furnish such information as may be required and otherwise cooperate in qualifying the Shares or Confirmation Shares, as applicable, for offering and sale under the securities or blue sky laws of such states or other jurisdictions as the Agents, Forward Sellers and Forward Purchasers may reasonably designate and to maintain such qualifications in effect so long as required for the distribution of the Shares or Confirmation Shares, as applicable; provided that the Company shall not be required to qualify as a foreign corporation, become a dealer of securities, or become subject to taxation in, or to consent to the service of process under the laws of, any such state or other jurisdictions (except service of process with respect to the offering and sale of the Shares or Confirmation Shares, as applicable); and to promptly advise the Agents, Forward Sellers and Forward Purchasers of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares or Confirmation Shares, as applicable, for sale in any jurisdiction or the initiation of any proceeding for such purpose.

(f)       To make available to the Agents, Forward Sellers and Forward Purchasers at their respective offices, without charge, as soon as reasonably practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Agents, Forward Sellers and Forward Purchasers, as many copies of the Prospectus and the Prospectus Supplement (or of the Prospectus or Prospectus Supplement as amended or supplemented if the Company shall have made any amendments or supplements thereto and documents incorporated by reference therein after the effective date of the Registration Statement) and each Permitted Free Writing Prospectus as any Agent, Forward Seller or Forward Purchaser may reasonably request for so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule); and for so long as this Agreement is in effect, the Company will prepare and file promptly such amendment or amendments to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as may be necessary to comply with the requirements of Section 10(a)(3) of the Act.

(g)       To furnish or make available to the Agents, the Forward Sellers and the Forward Purchasers during the Term (i) copies of any reports or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate and (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission, and to furnish to the Agents, the Forward Sellers and the Forward Purchasers from time to time during the Term such other information as the Agents, the Forward Sellers and the Forward Purchasers may reasonably request regarding the Company, the Operating Partnership or their respective subsidiaries, in each case as soon as such reports, communications, documents or information becomes available or promptly upon the request of the Agents, as applicable; provided, however, that the Company shall have no obligation to provide the Agents with any document filed on EDGAR or included on the Company’s Internet website.

(h)       If, at any time during the Term, any event shall occur or condition shall exist as a result of which it is necessary in the reasonable opinion of counsel for the Agents, the Forward Sellers and the Forward Purchasers or counsel for the Company, to further amend or supplement the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented in order that the Prospectus or any such Permitted Free Writing Prospectus will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, in light of the circumstances existing at the time the Prospectus or any such Permitted Free Writing Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus in order to comply with the requirements of the Act, in the case of such a determination by counsel to the Company, immediate notice shall be given, and confirmed in writing, to the Agents, the Forward Sellers and the Forward Purchasers to cease the solicitation of offers to purchase the Shares in the Agents’ capacities as agents (and if so notified the Agents shall cease such offers as soon as practicable), and, in either case, the Company will, subject to Section 4(a) above, promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the Act, the Exchange Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement, the Prospectus or any such Permitted Free Writing Prospectus comply with such requirements.

(i)       To generally make available to its security holders as soon as reasonably practicable, but not later than 16 months after the first day of each fiscal quarter referred to below, an earnings statement (in form complying with the provisions of Section 11(a) under the Act and Rule 158 of the Commission promulgated thereunder) covering each twelve-month period beginning, in each case, not later than the first day of the Company’s fiscal quarter next following each “effective date” (as defined in such Rule 158) of the Registration Statement with respect to each sale of Shares.

(j)       To apply the net proceeds from the sale of the Shares or Confirmation Shares, as applicable, pursuant to this Agreement, any Terms Agreement, or under any Confirmation, in the manner described in the Prospectus Supplement under the caption “Use of Proceeds.”

(k)       Not to, and to cause their subsidiaries not to, take, directly or indirectly, any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; provided that nothing herein shall prevent the Company from filing or submitting reports under the Exchange Act or issuing press releases in the ordinary course of business.

(l)       Except as otherwise agreed between the Transaction Entities and the Agents, the Forward Sellers and the Forward Purchasers, to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Agents, the Forward Sellers and the Forward Purchasers and to dealers (including costs of mailing and shipment), (ii) the registration, issue and delivery of the Shares or Confirmation Shares, as applicable, (iii) the qualification of the Shares or Confirmation Shares, as applicable, for offering and sale under the securities or blue sky laws of such states or other jurisdictions as the Agents may reasonably designate as aforesaid (including filing fees and the reasonable legal fees and disbursements of counsel to the Agents, the Forward Sellers and the Forward Purchasers in connection therewith) and the printing and furnishing of copies of any blue sky surveys to the Agents, (iv) the listing of the Shares on the Exchange and any registration thereof under the Exchange Act, (v) any filing for review, and any review, of the public offering of the Shares or Confirmation Shares, as applicable, by FINRA (including filing fees and the reasonable legal fees and disbursements of counsel to the Agents, the Forward Sellers and the Forward Purchasers in connection therewith), (vi) the fees and disbursements of counsel to the Company and of the Company’s independent registered public accounting firm, and (vii) the performance of the Company’s other obligations hereunder and under any Terms Agreement; provided that, except as otherwise agreed with the Company, the Agents, the Forward Sellers and the Forward Purchasers shall be responsible for any transfer taxes on resale of Shares or Confirmation Shares, as applicable, by it and any costs and expenses associated with the sale and marketing of the Shares or Confirmation Shares, as applicable, other than as specifically provided above.

(m)       With respect to the offering(s) contemplated by this Agreement or any Terms Agreement, the Company will not offer Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock in a manner in violation of the Act or the Exchange Act; and the Company will not distribute any offering material in connection with the offer and sale of the Shares or Confirmation Shares, as applicable, other than the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus and any amendments or supplements thereto.

(n)       Unless there are no pending Agency Transactions or Principal Transactions, the Company will not, without (A) giving the Agents, the Forward Sellers and the Forward Purchasers at least one Exchange Business Day’s prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (B) the Agents, the Forward Sellers and the Forward Purchasers suspending activity under this program for such period of time as requested by the Company or deemed appropriate by the Agents, the Forward Sellers and the Forward Purchasers in light of the proposed sale, (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or other equity securities of the Company or any securities convertible into or exercisable, redeemable or exchangeable for shares of Common Stock or other equity securities of the Company, or file any registration statement under the Act with respect to any of the foregoing (other than a registration statement on Form S-8 or post-effective amendment to the Registration Statement) or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock or other equity securities of the Company, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) Shares offered and sold under this Agreement or any Terms Agreement or Confirmation Shares offered and sold under an Confirmation, (B) securities issued pursuant to any of the Company’s equity incentive plans described in the Registration Statement and the Prospectus or upon the exercise of options granted thereunder, (C) shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock in connection with any acquisition or strategic investment (including any joint venture or partnership) or (D) shares of Common Stock issuable upon conversion of securities or the exercise of warrants, options or other rights disclosed in the Registration Statement and Prospectus. Any lock-up provisions relating to a Principal Transaction shall be set forth in the applicable Terms Agreement.

(o)       The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Permitted Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Act.

(p)       The Company will use commercially reasonable efforts to cause the Shares and Confirmation Shares to be listed on the Exchange.

(q)       The Company consents to the Agents, the Forward Sellers and the Forward Purchasers trading in the Common Stock for the Agents’, the Forward Sellers’ and the Forward Purchasers’ respective accounts and for the accounts of their respective clients at the same time as sales of the Shares or Confirmation Shares, as applicable, occur pursuant to this Agreement, any Terms Agreement or any Confirmation.

(r)       The Company will promptly notify each of the Agents, the Forward Sellers and the Forward Purchasers when the Maximum Amount of Shares has been sold pursuant to this Agreement.

(s)       If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, the Company has not sold the Maximum Amount of Shares and this Agreement has not expired or been terminated, the Company will, prior to the Renewal Deadline, advise the Agents, the Forward Sellers and the Forward Purchasers as to whether it intends to file, if it has not already done so, a new automatic shelf registration statement or shelf registration statement, as applicable, relating to the Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(t)       In connection with entering into any Confirmation, neither the Transaction Entities nor any of their respective affiliates will acquire any long position (either directly or indirectly, including through a derivative transaction) with respect to the Common Stock.

5.       Execution of Agreement. The Agents’, the Forward Sellers’ and the Forward Purchasers’ obligations under this Agreement and under each Confirmation and Terms Agreement, as applicable shall be subject to the satisfaction of the following conditions in connection with and on the date of the execution of this Agreement:

(a)       the Transaction Entities shall have delivered to the Agents, the Forward Sellers and the Forward Purchasers:

(i)       an officers’ certificate signed by two officers of the Company (one of whom shall be the Chief Financial Officer or other senior financial officer) and the Operating Partnership certifying as to the matters set forth in Exhibit C hereto;

(ii)       an opinion and, if not covered in such opinion, a negative assurance letter of Winston & Strawn LLP, counsel for the Transaction Entities, an opinion of Alston & Bird LLP regarding certain tax matters, addressed to the Agents, the Forward Sellers and the Forward Purchasers and dated the date of this Agreement, in the form of Exhibit D-1, and Exhibit D-2, respectively, hereto;

(iii)       a “comfort” letter from PricewaterhouseCoopers LLP, addressed to the Agents, the Forward Sellers and, in certain cases, the Forward Purchasers and dated the date of this Agreement, addressing such matters as the Agents, the Forward Sellers and such Forward Purchasers may reasonably request;

(iv)       a certificate signed by the Company’s Chief Financial Officer, in the form agreed upon between the Company and the Agents, the Forward Seller and the Forward Purchasers, certifying as to certain financial, numerical and statistical data not covered by the “comfort” letter referred to in Section 5(a)(iii) hereof;

(v)       evidence reasonably satisfactory to the Agents, the Forward Sellers and the Forward Purchasers and their counsel that the Shares and the Confirmation Shares have been approved for listing on the Exchange, subject only to notice of issuance on or before the date hereof; and

(vi)       resolutions duly adopted by the Company’s board of directors, and certified by an officer of the Company, authorizing the execution of this Agreement by the Company and the Operating Partnership and the consummation by the Company and the Operating Partnership of the transactions contemplated hereby, including the issuance and sale of the Shares and Confirmation Shares; and

(vii)       such other documents as the Agents, the Forward Sellers and the Forward Purchasers shall reasonably request.

(b)       The Agents, the Forward Sellers and the Forward Purchasers shall have received a letter or letters, which shall include legal opinions and negative assurance statements, of Morrison & Foerster LLP, counsel to the Agents, the Forward Sellers and the Forward Purchasers, addressed to the Agents, the Forward Sellers and the Forward Purchasers and dated the date of this Agreement, addressing such matters as the Agents, the Forward Sellers and the Forward Purchasers may reasonably request.

6.       Additional Covenants of the Transaction Entities. The Transaction Entities jointly and severally further covenant and agree with the Agents, the Forward Sellers and the Forward Purchasers as follows:

(a)       Each Transaction Proposal made by the Company that is accepted by the Agents by means of a Transaction Acceptance, and each execution and delivery by the Transaction Entities of a

Terms Agreement shall be deemed to be (i) an affirmation that the representations, warranties and agreements of the Transaction Entities herein contained and contained in any certificate delivered to the Agents, the Forward Sellers and the Forward Purchasers pursuant hereto are true and correct as of the date of the Transaction Proposal or the date of such Terms Agreement, as the case may be, and (ii) an undertaking that such representations, warranties and agreements will be true and correct on any applicable Time of Sale and Settlement Date, as though made at and as of each such time (it being understood that such representations, warranties and agreements shall relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of such Transaction Acceptance, Terms Agreement or Confirmation, as the case may be).

(b)       Each time that (i) the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall be amended or supplemented (including, except as noted in the proviso at the end of this Section 6(b), by the filing of any Incorporated Document) other than by an amendment or supplement relating solely to the offering of securities other than the Common Stock, (ii) there is a Principal Settlement Date pursuant to a Terms Agreement, or (iii) any Agent, Forward Seller or Forward Purchaser shall reasonably request (each date referred to clauses (i), (ii) and (iii) above, a “Bring-Down Delivery Date”), the Company shall, unless the Agents, the Forward Sellers and the Forward Purchasers agree otherwise, furnish or cause to be furnished to the Agents, the Forward Sellers and the Forward Purchasers certificates, dated as of such Bring-Down Delivery Date and delivered as promptly as practicable after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, of the same tenor as the certificates referred to in Sections 5(a)(i) and 5(a)(iv) hereof, modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such certificates and, in the case of the Chief Financial Officer’s certificate, covering such other financial, numerical and statistical data that is not covered by the accountants’ “comfort” letter dated as of such Bring-Down Delivery Date as the Agents, the Forward Sellers and the Forward Purchasers may reasonably request, or, in lieu of such certificates, certificates to the effect that the statements contained in the certificates referred to in Sections 5(a)(i) and, unless the Agents, the Forward Sellers and the Forward Purchasers shall have requested that the Chief Financial Officers’ certificate cover different or additional data as aforesaid, 5(a)(iv) hereof furnished to the Agents, the Forward Sellers and the Forward Purchasers are true and correct as of such Bring-Down Delivery Date as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such certificate); provided, however, that the filing of a Current Report on Form 8-K will not constitute a Bring-Down Delivery Date under clause (i) above unless either (A) (x) such Current Report on Form 8-K is filed at any time during which either a Transaction Acceptance is binding and the Company has not suspended the use thereof (and prior to the settlement of the Shares specified therein) or a prospectus relating to the Shares is required to be delivered under the Act (whether physically or through compliance with Rule 172 under the Act or any similar rule) or such Current Report on Form 8-K is filed at any time from and including the date of a Terms Agreement through and including the related Settlement Date and (y) the Agents, the Forward Sellers and the Forward Purchasers have reasonably requested that such date be deemed to be a Bring-Down Delivery Date based upon the event or events reported in such Current Report on Form 8-K or (B) such Current Report on Form 8-K contains capsule financial information, historical or pro forma financial statements, supporting schedules or other financial data, including any Current Report on Form 8-K or part thereof under Item 2.02 of such form that is considered “filed” under the Exchange Act; provided, further, that the Transaction Entities shall have the right in their sole discretion to suspend the delivery of all such certificates otherwise required by this Section 6(b) if the Transaction Entities do not expect to enter into any Agency Transaction or Terms Agreement with respect to the Shares for that quarter; provided further, that, in the event the Transaction Entities have suspended the delivery of such certificates pursuant to the terms of the immediately preceding proviso of this Section 6(b), the delivery of the certificates listed in this Section 6(b), dated as of the date of their delivery, shall be a condition precedent to any request by the Company to sell any Shares or Confirmation Shares, as applicable, pursuant to an Agency Transaction, Terms Agreement or Confirmation, as applicable in that quarter.

(c)       Each Bring-Down Delivery Date, the Company shall as soon as practicable, unless the Agents, the Forward Sellers and the Forward Purchasers agree otherwise, cause to be furnished to Agents the written opinion and, if not included in such opinion, negative assurance letter of Winston & Strawn LLP, counsel to the Transaction Entities and the written opinion of Alston & Bird LLP (or other counsel satisfactory to the Agents, the Forward Sellers and the Forward Purchasers), tax counsel to the Transaction Entities, each dated as of the applicable Bring-Down Delivery Date and delivered as promptly as practicable after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, dated and delivered on such Principal Settlement Date, of the same tenor as the opinions and letter referred to in Section 5(a)(ii) hereof, but modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such opinions and letter, or, in lieu of such opinion and letter, such counsel shall furnish the Agents, the Forward Sellers and the Forward Purchasers with a letter substantially to the effect that the Agents, the Forward Sellers and the Forward Purchasers may rely on the opinions and letter of such counsel referred to in Section 5(a)(ii), furnished to the Agents, the Forward Sellers and the Forward Purchasers, to the same extent as though they were dated the date of such letter authorizing reliance (except that statements in such last opinions and letter of each such counsel shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such letters authorizing reliance); provided, however, that the Transaction Entities shall have the right in their sole discretion to suspend the delivery of all such opinions and the negative assurance letter otherwise required by this Section 6(c) if the Transaction Entities do not expect to enter into any Agency Transaction, Terms Agreement or Confirmation with respect to the Shares or Confirmation Shares, as applicable, for that quarter; provided further, that, in the event the Transaction Entities have suspended the delivery of such opinions and negative assurance letter pursuant to the immediately preceding proviso of this Section 6(c), the delivery of the opinions and negative assurance letter listed in this Section 6(c), dated as of the date of their delivery, shall be a condition precedent to any request by the Company to sell any Shares or Confirmation Shares, as applicable pursuant to an Agency Transaction, Terms Agreement or Confirmation in that quarter.

(d)       Each Bring-Down Delivery Date, the Company shall, unless the Agents, the Forward Sellers and the Forward Purchasers agree otherwise, cause its independent registered public accounting firm to furnish to the Agents, the Forward Sellers and, in certain cases, the Forward Purchasers a “comfort” letter, dated as of the applicable Bring-Down Delivery Date and delivered as promptly as practicable after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, of the same tenor as the letter referred to in Section 5(a)(iii) hereof, but modified to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the date of such letter (other than with respect to the offering price), and, if the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall include or incorporate by reference the financial statements of any entity or business (other than the consolidated financial statements of the Company, the Operating Partnership and their respective subsidiaries), the Company shall, if requested by the Agents, the Forward Sellers or such Forward Purchasers, cause a firm of independent public accountants to furnish to the Agents a “comfort” letter, dated as of the applicable Bring-Down Delivery

Date and delivered as promptly as practicable after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, addressing such matters as the Agents, the Forward Sellers and such Forward Purchasers may reasonably request; provided, however, that the Transaction Entities shall have the right in their sole discretion to suspend the delivery of the letter otherwise required by this Section 6(d) if the Transaction Entities do not expect to enter into any Agency Transaction, Terms Agreement or Confirmation with respect to the Shares or Confirmation Shares, as applicable, for that quarter; provided further, that, in the event the Transaction Entities have suspended the delivery of such comfort letter pursuant to the immediately preceding proviso of this Section 6(d), the delivery of the comfort letter listed in this Section 6(d), dated as of the date of their delivery, shall be a condition precedent to any request by the Company to sell any Shares or Confirmation Shares, as applicable, pursuant to an Agency Transaction, or Terms Agreement or Confirmation, as applicable in that quarter.

(e)       Anything in this Agreement to the contrary notwithstanding, each time that the Company requests to sell any Shares or Confirmation Shares, as applicable, pursuant to an Agency Transaction, Terms Agreement or Confirmation at any time from and including the date on which the Company shall issue a press release containing, or shall otherwise publicly announce (an “Earnings Announcement”), its earnings, revenues or other results of operations (“Earnings Information”) through and including the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement, (i) the filing of a Current Report on Form 8-K containing such Earnings Announcement (an “Earnings Form 8-K”) shall be deemed a Bring-Down Delivery Date and (ii) the Company shall cause such Earnings Form 8-K (or a portion of such Earnings Form 8-K containing the Earnings Information rather than the entire Earnings Announcement) to be deemed “filed” under the Exchange Act.

(f)       (i) No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Act shall be pending before or threatened by the Commission; the Prospectus and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of a Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Act); and all requests by the Commission for additional information shall have been complied with and no suspension of the qualification of the Shares or Confirmation Shares for offering or sale in any jurisdiction, or, to the knowledge of the Company, the initiation or threatening of any proceedings for any such purposes, shall have occurred and be in effect at the time the Company delivers a Transaction Proposal to the applicable Agent or the time the applicable Agent delivers a Transaction Acceptance to the Company; and (ii) the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading at the time the Company delivers a Transaction Proposal to the applicable Agent or the time the applicable Agent delivers a Transaction Acceptance to the Company.

(g)       The Transaction Entities shall reasonably cooperate with any reasonable due diligence review requested by the Agents, Forward Sellers or Forward Purchasers or their counsel from time to time in connection with the transactions contemplated hereby or any Terms Agreement, including, without limitation, furnishing requested materials and making senior management and outside auditors available for due diligence conference calls, upon the reasonable request of the Agents, the Forward Sellers and the Forward Purchasers.

(h)       The Company shall disclose, in its Quarterly Reports on Form 10-Q and in its Annual Report on Form 10-K and, if requested by the Agents, in supplements to the Prospectus to be filed by the Transaction Entities with the Commission from time to time, (1) the number of Shares sold by or through the Agents under this Agreement or any Terms Agreement during such fiscal quarterly period, (2) the number of borrowed Shares sold by the Forward Sellers, in connection with any Confirmation and (3) the net proceeds received by the Company and the applicable Forward Purchasers and the aggregate compensation paid by the Company to the Agents and Forward Sellers in connection with the transactions described in clauses (1) and (2). pursuant to this Agreement during the relevant quarter or, in the case of any such prospectus supplement, such shorter period as the Agents may reasonably request or, in the case of an Annual Report on Form 10-K, during the fiscal year covered by such Annual Report and the fourth quarter of such fiscal year.

All opinions, letters and other documents referred to in Sections 6(b) through (d) above shall be reasonably satisfactory in form and substance to the Agents, the Forward Sellers and the Forward Purchasers and, at each Bring-Down Delivery Date, the Company and the Operating Partnership shall deliver to the Agents, the Forward Sellers and the Forward Purchasers such other documents as the Agents, the Forward Sellers and the Forward Purchasers shall reasonably request. The Agents, the Forward Sellers and the Forward Purchasers will provide the Transaction Entities with such notice (which may be oral, and in such case, will be confirmed via e-mail as soon as reasonably practicable thereafter) as is reasonably practicable under the circumstances when requesting an opinion, letter or other document referred to in Sections 6(b) through (d) above.

7.       Conditions to the Obligations of the Agents, the Forward Sellers and the Forward Purchasers. The obligations of the Agents, the Forward Sellers and the Forward Purchasers to solicit purchases on an agency basis for the Shares or otherwise take any action pursuant to a Transaction Acceptance or Confirmation and to purchase the Shares or Confirmation Shares, as applicable, pursuant to any Terms Agreement or Confirmation shall be subject to the satisfaction of the following conditions:

(a)       At the date on which the Company receives a Transaction Acceptance (each such date, the “Time of Acceptance”), at the time of the commencement of trading on the Exchange on the Purchase Date(s) and at the relevant Time of Sale and Agency Settlement Date, or with respect to a Principal Transaction pursuant to a Terms Agreement, at the time of execution and delivery of the Terms Agreement by the Transaction Entities and at the relevant Time of Sale and Principal Settlement Date:

(i)       The representations, warranties and agreements on the part of the Transaction Entities herein contained or contained in any certificate of an officer or officers, general partner, managing member or other authorized representative of the Transaction Entities or any of their respective subsidiaries delivered pursuant to the provisions hereof shall be true and correct in all respects.

(ii)       The Transaction Entities shall have performed and observed the covenants and other obligations hereunder and/or under any Terms Agreement, as the case may be, in all material respects.

(iii)       In the case of an Agency Transaction, from the Time of Acceptance until the Agency Settlement Date, or, in the case of a Principal Transaction pursuant to a Terms Agreement, from the time of execution and delivery of the Terms Agreement by the Transaction Entities until the

Principal Settlement Date, trading in the Common Stock on the Exchange shall not have been suspended.

(iv)       From the date of this Agreement, no event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in a Permitted Free Writing Prospectus (excluding any amendment or supplement thereto) or the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the applicable Agent makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares or Confirmation Shares, as applicable, on the applicable Settlement Date on the terms and in the manner contemplated by this Agreement, any Terms Agreement, or any Confirmation any Permitted Free Writing Prospectus and the Prospectus.

(v)       No event of the type described in clauses (A)(i) through (iv) of Section 8(b)(ii) hereof shall have occurred.

(vi)       The Shares or Confirmation Shares, as applicable, to be issued pursuant to the Transaction Acceptance, pursuant to a Terms Agreement, or pursuant to a Confirmation, as applicable, shall have been approved for listing on the Exchange, subject only to notice of issuance.

(vii)       (A) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the relevant Settlement Date, prevent the issuance or sale of the Shares or Confirmation Shares, as applicable, and (B) no injunction or order of any federal, state or foreign court shall have been issued that would, as of the relevant Settlement Date, prevent the issuance or sale of the Shares or Confirmation Shares, as applicable,.

(viii)       (A) No order suspending the effectiveness of the Registration Statement shall be in effect, no proceeding for such purpose or pursuant to Section 8A of the Act shall be pending before or, to the knowledge of the Company, threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement pursuant to Rule 401(g)(2) under the Act shall have been received by the Company or the Operating Partnership; (B) the Prospectus and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of any Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Act); (C) all requests by the Commission for additional information shall have been complied with to the satisfaction of the Agents; and (D) no suspension of the qualification of the Shares for offering or sale in any jurisdiction, and no initiation or threatening of any proceedings for any of such purposes, shall have occurred and be in effect. The Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading at the time the applicable Agent delivers a Transaction Acceptance to the Company, the Company, the Operating Partnership and the applicable Agent execute a Terms Agreement, or a Confirmation is executed as the case may be.

(ix)       No amendment or supplement to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall have been filed to which the Agents shall have reasonably objected in writing.

(b)       As promptly as practicable after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, on such Principal Settlement

Date, the Agents, the Forward Sellers and the Forward Purchasers shall have received the officer’s certificates, opinions and negative assurance letters of counsel and “comfort” letters and other documents provided for under Sections 6(b) through (d), inclusive. For purposes of clarity and without limitation to any other provision of this Section 7 or elsewhere in this Agreement, the parties hereto agree that the obligations of the Agents, the Forward Sellers and the Forward Purchasers, if any, to solicit purchases of Shares on an agency basis or otherwise take any action pursuant to a Transaction Acceptance or Confirmation shall, unless otherwise agreed in writing by the Agents, the Forward Sellers and the Forward Purchasers, be suspended during the period from and including a Bring-Down Delivery Date through and including the time that the Agents, the Forward Sellers and the Forward Purchasers shall have received the documents described in the preceding sentence.

8.       Termination.

(a)       (i)    The Transaction Entities may terminate this Agreement in their sole discretion at any time upon prior written notice to the Agents, the Forward Sellers and the Forward Purchasers. Any such termination shall be without liability of any party to any other party, except that (A) with respect to any pending sale, the obligations of the Transaction Entities, including in respect of compensation of the Agents, the Forward Sellers and the Forward Purchasers, shall remain in full force and effect notwithstanding such termination; and (B) the provisions of Sections 3, 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 4(l)), 9, 10, 11, 12, 13, 15, 16, 17 and 20 of this Agreement shall remain in full force and effect notwithstanding such termination.

(ii)   In the case of any completed sale by the Company pursuant to a Terms Agreement, the obligations of the Transaction Entities pursuant to such Terms Agreement and this Agreement may not be terminated by either Transaction Entity without the prior written consent of the applicable Agent.

(b)       (i)    The Agents, the Forward Sellers and the Forward Purchasers, in their sole discretion, or any one of them in its sole discretion as to itself, may terminate this Agreement in at any time upon giving prior written notice to the Transaction Entities. Any such termination shall be without liability of any party to any other party, except that the provisions of Sections 3, 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 4(l)), 9, 10, 11, 12, 13, 15, 16, 17 and 20 of this Agreement shall remain in full force and effect notwithstanding such termination.

(ii)       In the case of any purchase by an Agent pursuant to a Terms Agreement, the obligations of the applicable Agent pursuant to such Terms Agreement shall be subject to termination by the applicable Agent at any time prior to or at the Principal Settlement Date if (A) since the time of execution of the Terms Agreement or the respective dates as of which information is given in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, (i) trading generally shall have been suspended or materially limited on or by any of the NYSE, the Nasdaq Stock Market, the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade; (ii) trading of any securities issued or guaranteed by the Company, the Operating Partnership or any of their respective subsidiaries shall have been suspended on any exchange or in any over-the counter market, (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York state authorities, (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, solely in the case of events and conditions described in this clause (iv), in the applicable Agent’s, Forward Seller’s or Forward Purchaser’s judgment, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus or such Terms Agreement. If the applicable Agent, Forward Seller or Forward Purchaser elects to terminate its obligations pursuant to this Section 8(b)(ii), the Company shall be notified promptly in writing.

(c)       This Agreement shall remain in full force and effect until the earliest of (A) termination of the Agreement pursuant to Section 8(a) or 8(b) above or otherwise by mutual written agreement of the parties, (B) such date that the Maximum Amount of Shares has been sold in accordance with the terms of this Agreement and any Terms Agreements and (C) the third anniversary of the date of this Agreement, in each case except that the provisions of Section 3, 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 4(l)), 9, 10, 11, 12, 13, 15, 16, 17 and 20 of this Agreement shall remain in full force and effect notwithstanding such termination.

(d)       Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that, notwithstanding the foregoing, such termination shall not be effective until the close of business on the date of receipt of such notice by the Agents, the Forward Sellers and the Forward Purchasers or the Company, as the case may be, or such later date as may be required pursuant to Section 8(a) or (b). If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 2 hereof.

(e)       Notwithstanding anything to the contrary contained in this Agreement, no termination of this Agreement shall effect the validity, effectiveness or enforceability of any executed Confirmation or any executed Terms Agreement and any such executed Confirmation and executed Terms Agreement shall remain in full force and effect notwithstanding such termination (subject to the terms and conditions of such Confirmation and such Terms Agreement).

9.       Indemnity and Contribution.

(a)       Each of the Transaction Entities, jointly and severally, agrees to indemnify and hold harmless each Agent, Forward Seller and Forward Purchaser, its respective affiliates, directors, officers, members and employees and each person, if any, who controls any Agent, Forward Seller or Forward Purchaser within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act (each, an “Agent Indemnified Party”) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Prospectus or any amendment or supplement thereto or any Permitted Free Writing Prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are arising out or based upon any such untrue statement or omission or alleged untrue statement or omission made in the Registration Statement or any amendment thereof, the Prospectus or any Permitted Free Writing Prospectus, in reliance upon and in conformity with the Agent Information.

(b)       Each Agent, Forward Seller and Forward Purchaser agrees, severally and not jointly, to indemnify and hold harmless each Transaction Entity, the Company’s directors, officers who signed the Registration Statement and each person, if any, who controls either of the Transaction Entities within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Transaction Entities to such Agent, Forward Seller or Forward Purchaser, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement or any amendment thereof, the Prospectus or any amendment or supplement thereto or any Permitted Free Writing Prospectus, in reliance upon and in conformity with the Agent Information.

(c)       In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a) or 9(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party shall be entitled to participate therein and, to the extent that it shall elect, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof under such subsection for any legal expenses of other counsel or any other expenses subsequently incurred by such indemnified party in connection with the defense thereof. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, (iii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party or (iv) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or separate but substantially similar or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to one local counsel) for all such indemnified parties and that all such reasonable fees and expenses shall be reimbursed as they are incurred. If the indemnifying party does not elect to assume the defense, then such firm shall be designated in writing by the Agents, the Forward Sellers and the Forward Purchasers, in the case of parties indemnified pursuant to Section 9(a), and by the Company in the case of parties indemnified pursuant to Section 9(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request; (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement; and (iii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)       To the extent the indemnification provided for in Section 9(a) or 9(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Transaction Entities, on the one hand, and the Agents, the Forward Sellers and the Forward Purchasers, on the other hand, from the offering of the Shares or Confirmation Shares, as applicable, pursuant to this Agreement, any Terms Agreement and any Confirmation or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Transaction Entities, on the one hand, and of the Agents, the Forward Sellers and the Forward Purchasers, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Transaction Entities, on the one hand, and the Agents, the Forward Sellers and the Forward Purchasers, on the other hand, in connection with the offering of the Shares or Confirmation Shares, as applicable, pursuant to this Agreement, any Terms Agreement and any Confirmation shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares (before deducting expenses) received by the Transaction Entities (which shall be deemed to include the proceeds that would be received by the Company upon physical settlement of any Confirmation Shares sold under any Confirmation assuming that the aggregate amount payable by the applicable Forward Purchaser under such Confirmation is equal to the aggregate amount of the net proceeds realized upon the sales of the Shares) and the total discounts and commissions received by the Agents, the Forward Sellers and the Forward Purchasers in connection with the offering of the Shares, bear to the aggregate Gross Sales Price of the Shares. For the avoidance of doubt, the net proceeds received by a Forward Purchaser upon the sale of Shares by a Forward Seller shall be calculated based on the aggregate value of the Spread (as defined in the related Confirmation) retained by such Forward Purchaser in respect of the forward stock purchase transaction related to such Shares (net of any hedging and other costs associated with such transaction and the related Confirmation).The relative fault of the Transaction Entities, on the one hand, and the Agents, the Forward Sellers and the Forward Purchasers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Transaction Entities or by the Agents, the Forward Sellers and the Forward Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Agents’, Forward Sellers’ and Forward Purchasers’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective total discounts and commissions they have received from the offering of the Shares or Confirmation Shares, as applicable, and not joint. The provisions set forth in Section 9(c) hereof with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9(d); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under section 9(d) hereof for purposes of indemnification.

(e)       The Transaction Entities and the Agents, the Forward Sellers and the Forward Purchasers agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Agents, the Forward Sellers and the Forward Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 9(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

Notwithstanding the provisions of this Section 9, no Agent, Forward Seller or Forward Purchaser shall be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Agent, Forward Seller or Forward Purchaser in connection with the offering of the Shares or Confirmation Shares, as applicable, exceeds the amount of any damages that such Agent, Forward Seller or Forward Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)       The indemnity and contribution provisions contained in this Section 9 and the representations and, warranties of the Transaction Entities contained in, or made pursuant to, this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Agent, Forward Seller or Forward Purchaser, any person controlling any Agent, Forward Seller or Forward Purchaser or any affiliate of any Agent, Forward Seller or Forward Purchaser or by or on behalf of any Transaction Entity or any of their respective officers or directors or any person controlling any Transaction Entity and (iii) any acceptance of and payment for any of the Shares or Confirmation Shares, as applicable,.

(g)       For purposes of clarity and without limitation to any provision of this Agreement, the obligations of the Agents, the Forward Seller and the Forward Purchasers under this Agreement are several and not joint.

10.       Notices.

(i)        All notices and other communications under this Agreement, any Terms Agreement shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of communication, and shall be sufficient in all respects if delivered or sent as follows: (i) if to KeyBanc Capital Markets Inc. at Attention: Equity Syndicate, 127 Public Square, 7th Floor, Cleveland, Ohio 44114, (ii) if to Robert W. Baird & Co. Incorporated, to 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, Attention: Syndicate Department (facsimile: (414) 298-7474)), with a copy to the Legal Department, (iii) if to Barclays Capital Inc. at 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration, facsimile number (646) 834-8133, with a copy to the Director of Litigation, Office of the General Counsel Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, (iv) if to Berenberg Capital Markets LLC, to 1251 Avenue of the Americas-53rd floor, New York, New York 10020, Attention: Equity Syndicate Desk, with a copy to the Legal Department, (v) if to BMO Capital Markets Corp., Attn: Equity Syndicate Department, 151 W 42nd Street, 32nd Floor, New York, NY 10036, tel: (800) 414-3627, email: bmoprospectus@bmo.com, (vi) if to B. Riley Securities, Inc., 299 Park Avenue, 21st Floor, New York, New York 10171, Attention: General Counsel, Fax No. (212) 457-9947, (vii) if to Capital One Securities, Inc., to 201 St. Charles Ave, Suite 1830, New Orleans, Louisiana 70170, (viii) if to Colliers Securities LLC, 90 South Seventh Street, Suite 4300, Minneapolis, MN 55402 Attn: Equity Syndicate Desk, with a copy to the Legal Department and Nick Goetz (nick.goetz@colliers.com), (ix) if to Citizens JMP Securities, LLC, to 450 Park Avenue, 5th Floor, New York, New York 10022, , (x) if to Scotia Capital (USA) Inc., Attention Chief Legal Officer, U.S., facsimile number (212) 225-6653; email US.Legal@scotiabank.com, (xi) if to Wells Fargo Securities, LLC, to 500 West 33rd Street New York, New York 10001, Attention: Equity Syndicate Department (E-mail: WFScustomerservice@wellsfargo.com) (xii) Wells Fargo Bank, National Association, 500 West 33rd Street, New York, New York 10001, Attention: Corporate Equity Derivatives (corporatederivativenotifications@wellsfargo.com) (xiii) if to Truist Securities, Inc., to 3333 Peachtree Road NE, 11th Floor, Atlanta, Georgia 30326, Attn; Equity Capital Markets, dl.atm.offering@truist.com and (xiv) if to the Transaction Entities at 20 Custom House Street, 11th Floor, Boston, Massachusetts 02110, attention of Jeffrey E. Witherell (Fax: (617) 379-2402), with a copy to Winston & Strawn LLP, at 2501 N. Harwood Street, 17th Floor, Dallas, Texas 75201, attention of Kenneth L. Betts. Copies of all notices to the Agents should be also be sent to Morrison & Foerster LLP at 2100 L Street, NW, Suite 900, Washington, D.C. 20037, attention of Justin R. Salon and John Hensley.

(ii)       Notwithstanding the foregoing subsection (i), (a) Transaction Proposals shall be delivered by the Company to the Agents by telephone or e-mail (i) if to KeyBanc Capital Markets Inc., to Jaryd Banach, Michael Jones and John Salisbury at telephone number (216) 689-3910 or email jaryd.banach@key.com, michael.c.jones@key.com and john.salisbury@key.com, (ii) if to Robert W. Baird & Co. Incorporated, to 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, Attention: Syndicate Department (facsimile: (414) 298-7474)), with a copy to the Legal Department, (iii) if to Barclays Capital Inc., to 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration, facsimile number (646) 834-8133, with a copy to the Director of Litigation, Office of the General Counsel Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, (iv) if to Berenberg Capital Markets LLC, to 1251 Avenue of the Americas-53rd floor, New York, New York 10020, Attention: Equity Syndicate Desk (Fax: (646) 949-9283 or Email: ecm-bcm@berenberg-us.com), with a copy to the Legal Department, (v) if to BMO Capital Markets Corp., Attn: Equity Syndicate Department, 151 W 42nd Street, 32nd Floor, New York, NY 10036, tel: (800) 414-3627, email: bmoprospectus@bmo.com, (vi) if to B. Riley Securities, Inc., to Patrice McNicoll, Larry Goldsmith, Scott Ammaturo and Keith Pompliano at email pmcnicoll@brileyfin.com, lgoldsmith@brileyfin.com, sammaturo@brileyfin.com and kpompliano@brileyfin.com, with a copy to atmdesk@brileyfin.com, (vii) if to Capital One Securities, Inc., to 201 St. Charles Ave, Suite 1830, New Orleans, Louisiana 70170, Attention: Gabrielle Halprin, Gabrielle.Halprin@capitalone.com, (viii) if to Colliers Securities LLC to Keith Getter, Peter Suazo, David Edwards, Tom Steichen, and Nick Goetz by email at keith.getter@colliers.com, peter.suazo@colliers.com, david.edwards@colliers.com, tom.steichen@colliers.com, and nick.goetz@colliers.com, (ix) if to Citizens JMP Securities, LLC, to 450 Park Avenue, 5th Floor, New York, New York 10022, Attention: ATM Trading Desk (syndicate@jmpsecurities.com), , (x) if to Scotia Capital (USA) Inc., Attention Chief Legal Officer, U.S., facsimile number (212) 225-6653; email US.Legal@scotiabank.com, (xi) if to Wells Fargo Securities, LLC, Equity Syndicate Department (telephone number: (800) 326-5897; email: WFScustomerservice@wellsfargo.com), (xii) if to Wells Fargo Bank, National Association, 500 West 33rd Street, New York, New York 10001, Attention: Corporate Equity Derivatives (corporatederivativenotifications@wellsfargo.com), (xiii) if to Truist Securities, Inc. to Keith Carpenter and Geoff Fennel at telephone numbers (404) 926-5037 and (404) 926-5832 or e-mail at keith.carpenter@truist.com or geoff.fennel@truist.com and (b) Transaction Acceptances shall be delivered by the Agents to the Company to Anthony Saladino at telephone number (617) 360-7248 or e-mail anthony.saladino@plymouthreit.com.

11.       Press Releases and Disclosure. The Company may issue a press release describing the material terms of the transactions contemplated hereby as soon as practicable following the Closing Date, and may file with the Commission a Current Report on Form 8-K describing the material terms of the transactions contemplated hereby, and the Company shall consult with the applicable Agents, Forward Sellers and Forward Purchasers prior to making such disclosures, and the parties shall use all commercially reasonable efforts, acting in good faith, to agree upon a text for such disclosures that is reasonably satisfactory to all parties. No party hereto shall issue thereafter any press release or like public statement (including, without limitation, any disclosure required in reports filed with the Commission pursuant to the Exchange Act) related to this Agreement or any of the transactions contemplated hereby that includes information related to this Agreement or transactions contemplated hereby that has not previously been disclosed without the prior written approval of the other party hereto, except as may be necessary or appropriate in the opinion of the party seeking to make disclosure to comply with the requirements of applicable law or stock exchange rules. If any such press release or like public statement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all commercially reasonable efforts, acting in good faith, to agree upon a text for such disclosure that is reasonably satisfactory to all parties.

12.       No Assignment. Other than pursuant to Section 17 of this Agreement, this Agreement and the rights, duties and obligations hereunder may not be assigned or delegated by the Transaction Entities or the Agents, the Forward Sellers and the Forward Purchasers and any such purported assignment or delegation of rights, duties or obligations hereunder shall be void and of no effect; provided however, that any Agent, Forward Seller or Forward Purchaser may assign its rights and obligations hereunder to a broker-dealer affiliate of such Agent, Forward Seller or Forward Purchaser.

13.       No Fiduciary Relationship. The Transaction Entities acknowledge and agree that the Agents, Forward Sellers and Forward Purchasers are acting solely in the capacity of an arm’s length contractual counterparty to the Transaction Entities with respect to the offering of Shares or Confirmation Shares, as applicable, contemplated hereby and any Terms Agreements or any Confirmations (including in connection with determining the terms of the offering) and not as a financial advisors or fiduciaries to, or an agent of, the Transaction Entities or any other person. Additionally, the Agents, the Forward Sellers and the Forward Purchasers are not advising the Transaction Entities or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Transaction Entities shall consult with their own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Agents, the Forward Sellers and the Forward Purchasers shall have no responsibility or liability to the Transaction Entities with respect thereto. Any review by the Agents, the Forward Sellers and the Forward Purchasers of the Transaction Entities, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Agents, the Forward Sellers and the Forward Purchasers and shall not be on behalf of the Transaction Entities.

14.       Adjustments for Stock Splits. The parties acknowledge and agree that all share related numbers contained in this Agreement, any Transaction Proposal and any Transaction Acceptance shall be adjusted to take into account any stock split effected with respect to the Shares.

15.       Governing Law and Venue. This Agreement, any Terms Agreement, any Confirmation and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement, any Terms Agreement or any Confirmation (each a “Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to its choice of law provisions. Any legal suit, action or proceeding arising under this Agreement, any Terms Agreement or any Confirmation will be instituted in the state or U.S. federal court of proper jurisdiction located in New York, Borough of Manhattan, New York.

16.       Trial by Jury. Each of the Transaction Entities (on its own behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Agents, the Forward Sellers and the Forward Purchasers hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

17.       Persons Entitled to Benefit of Agreement. This Agreement, any Terms Agreement and any Confirmation shall inure to the benefit of and be binding upon the parties hereto and thereto, respectively, and their respective successors and the officers, trustees, directors, affiliates and controlling persons referred to in Section 9 hereof and their heirs and legal representatives. Nothing in this Agreement, any Terms Agreement or any Confirmation is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement, any such Terms Agreement, or any Confirmation or any provision contained herein or therein. This Agreement, any Terms Agreement and any Confirmation and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and thereto, respectively, and their respective successors and the officers, trustees, directors, affiliates and controlling persons referred to in Section 9 hereof and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares from or through the Agents or the Forward Sellers shall be deemed to be a successor merely by reason of purchase.

An entity acting as a Forward Purchaser (the “Previous Forward Purchaser”) may, without the consent of the other parties hereto, designate an affiliate to replace it as Forward Purchaser (the “New Forward Purchaser”), in which case, from the date of such designation, the New Forward Purchaser shall for all the purposes of this Agreement be substituted for the Previous Forward Purchaser as a Forward Purchaser party hereto (as assignee of the Previous Forward Purchaser); provided that such New Forward Purchaser meets the requirements for a transferee set forth under the caption “Transfer and Assignment” in the form of the Confirmation set forth in Exhibit B hereto).

18.       Recognition of the U.S. Special Resolution Regimes.

(a)       In the event that any Agent, Forward Seller or Forward Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent, Forward Seller or Forward Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)       In the event that any Agent, Forward Seller or Forward Purchaser that is a Covered Entity or a BHC Act Affiliate of such Agent, Forward Seller or Forward Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Agent, Forward Seller or Forward Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)       As used in this Agreement:

(i)       “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

(ii)       “Covered Entity” means any of the following:

(x)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(y)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(z)	a “covered FSI” as that term is defined in, and interpreted in accordance with 12 C.F.R. § 382.2(b).

(iii)       “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv)       “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

19.       Counterparts. This Agreement, any Terms Agreement and any Confirmation may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

20.       Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Transaction Entities and the Agents, the Forward Sellers and the Forward Purchasers contained in this Agreement, any Terms Agreement and any Confirmation or made by or on behalf of the Transaction Entities or the Agents, the Forward Sellers or the Forward Purchasers pursuant to this Agreement, any Terms Agreement or any Confirmation or any certificate delivered pursuant hereto or thereto shall survive the delivery of and payment for the Shares or Confirmation Shares, as applicable, and shall remain in full force and effect, regardless of any termination of this Agreement, any Terms Agreement or any Confirmation or any investigation made by or on behalf of the Transaction Entities or the Agents, the Forward Sellers or the Forward Purchasers.

21.       Certain Defined Terms. For purposes of this Agreement, except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under Act; the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and the term “subsidiary” has the meaning set forth in Rule 405 under the Act.

22.       Amendments or Waivers. No amendment or waiver of any provision of this Agreement, any Terms Agreement or any Confirmation, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto or thereto as the case may be.

23.       Headings. The headings herein and in any Terms Agreement or in any Confirmation are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement, any Terms Agreement or any Confirmation.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding between The Transaction Entities, on one hand, and the Agents, the Forward Sellers and the Forward Purchasers, on the other hand, please so indicate in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Company, the Operating Partnership and the Agents, the Forward Sellers and the Forward Purchasers.

Very truly yours,

PLYMOUTH INDUSTRIAL REIT, INC.

By: _/s/ Anthony Saladino____________________

Name: Anthony Saladino

Title: Executive Vice President and Chief Financial Officer

PLYMOUTH INDUSTRIAL OP LP

By: Plymouth Industrial REIT, Inc., its general partner

By: _/s/ Anthony Saladino____________________

Name: Anthony Saladino

Title: Executive Vice President and Chief Financial Officer

Accepted and agreed to as of the

date first above written:

KEYBANC CAPITAL MARKETS INC.

By: _/s/ Jaryd Banach____________________

Name: Jaryd Banach

Title: Managing Director, Equity Capital Markets

ROBERT W. BAIRD & CO. Incorporated

By: _/s/ Sandy Walter____________________

Name: Sandy Walter

Title: Managing Director

Barclays Capital Inc.

By: _/s/ Warren Fixmer____________________

Name: Warren Fixmer

Title: Managing Director

Barclays BANK PLC

By: _/s/ Warren Fixmer____________________

Name: Warren Fixmer

Title: Managing Director

berenberg capital markets llc

By: _/s/ Zachary Brantly____________________

Name: Zachary Brantly

Title: Head of U.S. Investment Banking

By: _/s/ Matt Rosenblatt____________________

Name: Matt Rosenblatt

Title: CCO & Ops Principal

BMO capital markets corp.

By: _/s/ Eric Benedict____________________

Name: Eric Benedict

Title: Co-Head, Global Equity Capital Markets

BANK OF MONTREAL

By: _/s/ Brian Riley____________________

Name: Brian Riley

Title: Managing Director, Global Markets

B. Riley Securities, Inc.

By: _/s/ Patrice McNicoll____________________

Name: Patrice McNicoll

Title: Co-Head of Investment Banking

Capital One Securities, Inc.

By: _/s/ Michael Sleece____________________

Name: Michael Sleece

Title: Senior Managing Director

Colliers securities llc

By: _/s/ David Edwards____________________

Name: David Edwards

Title: Managing Director

CITIZENS JMP Securities, llc

By: /s/ Eric Clark

Name: Eric Clark

Title: Managing Director

scotia capital (usa) INC.

By: _/s/ Tim Mann____________________

Name: Tim Mann

Title: Managing Director

The bank of nova scotia

By: _/s/ Kshamta Kaushik____________________

Name: Kshamta Kaushik

Title: Managing Director

TRUIST SECURITIES, INC.

By: _/s/ Geoffrey Fennel____________________

Name: Geoffrey Fennel

Title: Director

TRUIST Bank

By: _/s/ Michael Collins____________________

Name: Michael Collins

Title: Managing Director

Wells Fargo Securities, LLC

By: _/s/ Elizabeth Alvarez____________________

Name: Elizabeth Alvarez

Title: Managing Director

Wells Fargo bank, national association

By: _/s/ Elizabeth Alvarez____________________

Name: Elizabeth Alvarez

Title: Managing Director

Schedule A

Authorized Company Representatives

Jeffrey E. Witherell

Title:	Chief Executive Officer
Telephone:	(617) 340-3826
Facsimile:	(617) 936-4142
E-mail:	jeff.witherell@plymouthrei.com
Address:	20 Custom House Street, 11th Floor, Boston, MA 02110

Anthony Saladino

Title:	Executive Vice President and Chief Financial Officer
Telephone:	(617) 360-7248
Facsimile:	(617) 936-4142
E-mail:	anthony.saladino@plymouthrei.com
Address:	20 Custom House Street, 11th Floor, Boston, MA 02110

Anne Hayward

Title:	Senior Vice President, General Counsel and Secretary
Telephone:	(617) 340-6343
Facsimile:	(617) 936-4142
E-mail:	anne.hayward@plymouthrei.com.
Address:	20 Custom House Street, 11th Floor, Boston, MA 02110

Exhibit A

Plymouth Industrial REIT, Inc. Common Stock

TERMS AGREEMENT

_____________, 20__

[Name of Applicable Agent]

Dear Ladies and Gentlemen:

Plymouth Industrial REIT, Inc., a Maryland real estate investment trust (the “Company”), proposes, subject to the terms and conditions stated herein and in the Distribution Agreement dated February 27, 2024 (the “Distribution Agreement”) between the Company, Plymouth Industrial OP LP and KeyBanc Capital Markets Inc., Robert W. Baird & Co. Incorporated, Barclays Capital Inc., Berenberg Capital Markets LLC, BMO Capital Markets Corp., B. Riley Securities, Inc., Capital One Securities, Inc., Colliers Securities LLC, Citizens JMP Securities, LLC, Scotia Capital (USA) Inc. Truist Securities, Inc. and Wells Fargo Securities, LLC (the “Agents”), to issue and sell to [Name of Applicable Agent] the securities specified in the Schedule hereto (the “Purchased Securities”). Unless otherwise defined below, terms defined in the Distribution Agreement shall have the same meanings when used herein.

Each of the provisions of the Distribution Agreement not specifically related to the solicitation by [Name of Applicable Agent], as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations, warranties and agreements set forth therein shall be deemed to have been made as of the date of this Terms Agreement and the Settlement Date set forth in the Schedule hereto.

An amendment to the Registration Statement or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities, in the form heretofore delivered to [Name of Applicable Agent], is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to [insert name of applicable agent], and the latter agrees to purchase from the Company, the Purchased Securities at the time and place and at the purchase price set forth in the Schedule hereto.

Notwithstanding any provision of the Distribution Agreement or this Terms Agreement to the contrary, the Company consents to the Agent trading in the shares of Common Stock for [insert name of applicable agent]’s own account and for the account of its clients at the same time as sales of the Purchased Securities occur pursuant to this Terms Agreement.

[Signature Page Follows]

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between [Name of Applicable Agent] and the Company.

PLYMOUTH INDUSTRIAL REIT, INC.

By:      __________________________

Name:

Title:

PLYMOUTH INDUSTRIAL OP LP

By: Plymouth Industrial REIT, Inc., its general partner

By:      __________________________

Name:

Title:

Accepted and agreed as of

the date first above written:

[NAME OF APPLICABLE AGENT]

By:    _____________________________

Name:

Title:

Schedule to Terms Agreement

Title of Purchased Securities:

Common Stock, par value $0.01 per share

Number of Shares of Purchased Securities:

[•] shares

Initial Price to Public:

$[•] per share

Purchase Price Payable by [Name of Applicable Agent]:

$[•] per share

Method of and Specified Funds for Payment of Purchase Price:

[By wire transfer to a bank account specified by the Company in same day funds.]

Method of Delivery:

[To the [Name of Applicable Agent]’s account, or the account of the [Name of Applicable Agent]’s designee, at The Depository Trust Company via DWAC in return for payment of the purchase price.]

Settlement Date:

[•], 20[•]

Closing Location:

[•]

Documents to be Delivered:

The following documents referred to in the Distribution Agreement shall be delivered on the Settlement Date as a condition to the closing for the Purchased Securities (which documents shall be dated on or as of the Settlement Date and shall be appropriately updated to cover any Permitted Free Writing Prospectuses and any amendments or supplements to the Registration Statement, the Prospectus, any Permitted Free Writing Prospectuses and any documents incorporated by reference therein):

(1)	the officer’s certificate referred to in Section 5(a)(i);
(2)	the opinion[s] and negative assurance letter[s] of the Company’s outside counsel [and general counsel] referred to in Section 5(a)(ii);
(3)	the “comfort” letters referred to in Section 5(a)(iii);
(4)	[the Chief Financial Officer’s certificate referred to in Section 5(a)(iv)];
(5)	the opinion and negative assurance letter referred to in Section 5(b); and
(6)	such other documents as the [insert name of applicable agent] shall reasonably request.

[Lockup:] [•]

Time of sale: [•] [a.m./p.m.] (New York City time) on [•], [•]

Time of sale information:

•	The number of shares of Purchased Securities set forth above
•	The initial price to public set forth above
•	[Other]

Exhibit B

FORM OF REGISTERED FORWARD CONFIRMATION

Date:	[●], 20[●]

To:	Plymouth Industrial REIT, Inc.

_____________________

_____________________

From:	[DEALER NAME AND NOTICE INFORMATION]

Re:	Registered Forward Transaction

Ladies and Gentlemen:

The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the transaction entered into between us on the Trade Date specified below (the “Transaction”). This Confirmation constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below.

1.	The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the “2002 Definitions”) and the 2006 ISDA Definitions (the “2006 Definitions” and, together with the 2002 Definitions, the “Definitions”), each as published by the International Swaps and Derivatives Association, Inc. (“ISDA”), are incorporated into this Confirmation.

Each party further agrees that this Confirmation, the pricing supplement substantially in the form of Annex B hereto (the “Pricing Supplement”) delivered hereunder and the Agreement (as defined below) together evidence a complete binding agreement between Party A and Party B as to the subject matter and terms of the Transaction to which this Confirmation relates, and shall supersede all prior or contemporaneous written or oral communications with respect thereto. This Confirmation, together with any other Confirmations for registered forward transactions entered into between Party A and Party B in connection with the Distribution Agreement (as defined below) (each, an “Additional Confirmation”) shall supplement, form a part of, and be subject to an agreement in the form of the 2002 ISDA Master Agreement, without any Schedule but with the elections set forth in this Confirmation (the “Agreement”) as if Party A and Party B had executed an agreement in such form on the Trade Date. In the event of any inconsistency with the Agreement, this Confirmation, the Pricing Supplement, the 2006 Definitions and the 2002 Definitions, the following will prevail for purposes of the Transaction in the order of precedence indicated: (i) the Pricing Supplement, (ii) this Confirmation, (iii) the 2002 Definitions, (iv) the 2006 Definitions and (v) the Agreement. The parties hereby agree that no Transaction other than the Transaction to which this Confirmation relates and the Transactions to which the Additional Confirmations, if any, relate (each, an “Additional Transaction”) shall be governed by the Agreement. For purposes of the 2002 Definitions, the Transaction is a Share Forward Transaction.

Each of Party A and Party B represents to the other that it has entered into the Transaction in reliance upon such tax, accounting, regulatory, legal, and financial advice as it deems necessary and not upon any view expressed by the other.

2.	The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

Party A:	[DEALER NAME]

Party B:	Plymouth Industrial REIT, Inc.

Trade Date:	[●], 20[●]

Effective Date:	The first day (occurring on or after the Trade Date) on which any Shares sold through [AGENT NAME], acting as forward seller for Party A (in such capacity, the “Forward Seller”) pursuant to the Distribution Agreement, dated February __, 2024 between Party A, Party B, each Forward Seller and the other parties thereto, as may be amended from time to time (the “Distribution Agreement”), settle.

Base Amount:	The aggregate number of Shares sold through the Forward Seller, acting as forward seller for Party A pursuant to the Distribution Agreement, during the period from and including the Trade Date through and including the Hedge Completion Date; provided, however, that on each Settlement Date, the Base Amount shall be reduced by the number of Settlement Shares for such Settlement Date.

Maturity Date:	The earlier of (i) [DATE]1 (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day) and (ii) the date on which the Base Amount is reduced to zero.

________________________

1 Insert Maturity Date specified by Party B in instruction under the Distribution Agreement.

Hedge Completion Date:	The earliest of (i) the date specified in writing as the Hedge Completion Date by Party B, (ii) any Settlement Date with respect to the full Base Amount and (iii) [DATE].2 Promptly after the Hedge Completion Date, Party A will furnish Party B with the Pricing Supplement specifying the Hedge Completion Date, the Base Amount as of the Hedge Completion Date (the “Initial Base Amount”) and the Initial Forward Price, each determined in accordance with the terms hereof. Upon a written request by Party B, Party A shall provide written support for the calculation of the Initial Forward Price concurrently within two Exchange Business Days of such request.

Forward Price:	On the Hedge Completion Date, the Initial Forward Price, and on any other day, the Forward Price as of the immediately preceding calendar day multiplied by the sum of (i) 1 and (ii) the Daily Rate for such day; provided that on each Forward Price Reduction Date, the Forward Price in effect on such date shall be the Forward Price otherwise in effect on such date, minus the Forward Price Reduction Amount for such Forward Price Reduction Date.

Notwithstanding anything to the contrary contained herein, to the extent Party B delivers Shares hereunder on or after a Forward Price Reduction Date and at or before the record date for an ordinary cash dividend with an ex-dividend date corresponding to such Forward Price Reduction Date, the Calculation Agent shall adjust the Forward Price to the extent it determines, in good faith and its commercially reasonable discretion, that such an adjustment is practicable and appropriate to preserve the economic intent of the parties hereto (taking into account Party A’s commercially reasonable hedge positions in respect of the Transaction).

________________________

2 Insert date specified by Party B in instruction under the Distribution Agreement.

Initial Forward Price:	[●]%3 of the volume weighted average price at which the Shares are sold through the Forward Seller acting as forward seller for Party A pursuant to the Distribution Agreement during the period from and including the Trade Date through and including the Hedge Completion Date, adjusted as the Calculation Agent determines appropriate to (x) reflect on each day during such period (i) the sum of 1 and the Daily Rate for such day multiplied by the then-Initial Forward Price as of such day and (ii) the number of Shares that have been sold and that have settled on or prior to such day and (y) reduce the then-Initial Forward Price by the relevant Forward Price Reduction Amount on each Forward Price Reduction Date occurring on or before the Hedge Completion Date.

Daily Rate:	For any day, a rate equal to (i)(A) the Overnight Bank Funding Rate for such day, minus (B) the Spread, divided by (ii) 360.

Overnight Bank Funding Rate:	For any day, the rate set forth for such day opposite the caption “Overnight Bank Funding Rate”, as such rate is displayed on the page “OBFR01 <Index> <GO>” on the BLOOMBERG Professional Service, or any successor page; provided that, if no rate appears on any day on such page, the rate for the immediately preceding day for which a rate does so appear shall be used for such day.

Spread:	[●]4 basis points.

Prepayment:	Not Applicable.

Variable Obligation:	Not Applicable.

Forward Price Reduction Date:	Each date (other than the Trade Date) set forth on Schedule I under the heading “Forward Price Reduction Date.”

________________________

3 Insert percentage equal to 100 minus the agreed upon commission (which shall not exceed _%), as specified by Party B in instruction under the Distribution Agreement.

4 Insert Spread specified by Party B in instruction under the Distribution Agreement.

Forward Price Reduction Amount:	For each Forward Price Reduction Date, the Forward Price Reduction Amount set forth opposite such date on Schedule I.

Shares:	Common shares, USD 0.01 par value per share, of Party B (also referred to herein as the “Issuer”) (Exchange identifier: “PLYM”).

Exchange:	New York Stock Exchange.

Related Exchange(s):	All Exchanges.

Clearance System:	DTC.

Calculation Agent:	Party A. In the event that the Calculation Agent makes any calculations, adjustments or determinations pursuant to this Confirmation, the Agreement or the 2002 Definitions, the Calculation Agent shall promptly (but in any event within three Scheduled Trading Days) after receiving Party B’s related written request provide to Party B at the email address(es) specified in such request, a report (in a commonly used file format for the storage and manipulation of financial data) displaying in reasonable detail the basis for any such calculation, adjustment or determination (including any quotations, market data or information from external sources used in making such calculation, adjustment or determination, as the case may be, but without disclosing its proprietary models or other information that is subject to contractual, legal or regulatory obligations to not disclose such information); provided that following the occurrence of an Event of Default under Section 5(a)(vii) of the Agreement with respect to which Party A is the Defaulting Party, Party B shall have the right to designate a nationally recognized third-party dealer in over-the-counter corporate equity derivatives to act, during the period commencing on the date such Event of Default occurs and ending on the Early Termination Date with respect to such Event of Default, as the Calculation Agent. Whenever the Calculation Agent is required or permitted to act or to exercise judgment in any way with respect to the Transaction, including, without limitation, with respect to calculations, adjustments and determinations that are made in its sole discretion or otherwise, the Calculation Agent shall do so in good faith and in a commercially reasonable manner.

Settlement Terms:

Settlement Date:	Any Scheduled Trading Day following the Effective Date and up to and including the Maturity Date, as designated by (a) Party A pursuant to “Termination Settlement” below or (b) Party B in a written notice (a “Settlement Notice”) that satisfies the Settlement Notice Requirements and is delivered to Party A at least (i) two Scheduled Trading Days prior to such Settlement Date, which may be the Maturity Date, if Physical Settlement applies, and (ii) 30 Scheduled Trading Days prior to such Settlement Date, which may be the Maturity Date, if Cash Settlement or Net Share Settlement applies; provided that (i) the Maturity Date shall be a Settlement Date if on such date the Base Amount is greater than zero and (ii) if Cash Settlement or Net Share Settlement applies and Party A shall have fully unwound its hedge during an Unwind Period by a date that is more than two Scheduled Trading Days prior to a Settlement Date specified above, Party A may, by written notice to Party B, specify any Scheduled Trading Day prior to such originally specified Settlement Date as the Settlement Date.

Settlement Shares:	With respect to any Settlement Date, a number of Shares, not to exceed the Base Amount, designated as such by Party B in the related Settlement Notice or by Party A pursuant to “Termination Settlement” below; provided that on the Maturity Date the number of Settlement Shares shall be equal to the Base Amount on such date.

Settlement:	Physical Settlement, Cash Settlement or Net Share Settlement, at the election of Party B as set forth in a Settlement Notice delivered on or after the Effective Date (if applicable) that satisfies the Settlement Notice Requirements; provided that Physical Settlement shall apply (i) if no Settlement Method is validly selected, (ii) with respect to any Settlement Shares in respect of which Party A is unable, in its good faith and commercially reasonable judgment, to unwind its hedge by the end of the Unwind Period in a manner that, in the reasonable judgment of Party A, based on the advice of counsel, is consistent with the requirements for qualifying for the safe harbor provided by Rule 10b-18 under the Exchange Act (as if such requirements were applicable to purchases by Party A in connection with its unwind activity hereunder and under any Additional Transaction) or, in its commercially reasonable judgment, due to the occurrence of Disrupted Days or to the lack of sufficient liquidity in the Shares on any Exchange Business Day during the Unwind Period relative to the liquidity on the Effective Date, (iii) to any Termination Settlement Date (as defined below under “Termination Settlement”) or (iv) if the Maturity Date is a Settlement Date other than as the result of a valid Settlement Notice in respect of such Settlement Date.

Settlement Notice Requirements:	Notwithstanding any other provision hereof, a Settlement Notice delivered by Party B that specifies Cash Settlement or Net Share Settlement will not require Cash Settlement or Net Share Settlement unless Party B delivers to Party A with such Settlement Notice a representation signed by Party B substantially in the form set forth in clause (a) under the heading “Representations, Warranties and Agreements of Party B”.

Unwind Period:	The period from and including the first Exchange Business Day following the date Party B provides Settlement Notice for a valid election of Cash Settlement or Net Share Settlement in respect of a Settlement Date through the second Scheduled Trading Day preceding such Settlement Date (or the immediately preceding Exchange Business Day if such Scheduled Trading Day is not an Exchange Business Day); subject to “Termination Settlement” below. If any Scheduled Trading Day during an Unwind Period is a Disrupted Day, the Calculation Agent shall make commercially reasonable adjustments to the terms of the Transaction (including, without limitation, the Cash Settlement Amount, the number of Net Share Settlement Shares and the 10b-18 VWAP) to account for the occurrence of such Disrupted Day.

Market Disruption Event:	Section 6.3(a) of the 2002 Definitions is hereby amended by replacing the first sentence in its entirety with the following: “‘Market Disruption Event’ means in respect of a Share or an Index, the occurrence or existence of (i) a Trading Disruption, (ii) an Exchange Disruption, (iii) an Early Closure or (iv) a Regulatory Disruption, in each case, that the Calculation Agent determines, in its commercially reasonable judgment, is material.”

Early Closure:	Section 6.3(d) of the 2002 Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.

Regulatory Disruption:	Any event that Party A, in its reasonable discretion, based on advice of counsel, determines makes it appropriate with regard to any legal, regulatory or self-regulatory requirements or related policies and procedures (that generally apply to transactions of a nature and kind similar to the Transaction and have been adopted in good faith by Party A) for Party A to refrain from or decrease any market activity in connection with the Transaction. Subject to applicable legal requirements and Party A’s internal policies and guidelines, Party A shall promptly notify Party B upon the occurrence of a Regulatory Disruption and shall subsequently promptly notify Party B on the day Party A believes that the circumstances giving rise to such Regulatory Disruption have changed. Party A shall make its determination of a Regulatory Disruption in a manner consistent with the determinations made with respect to other issuers under similar facts and circumstances.

Exchange Act:	The Securities Exchange Act of 1934, as amended from time to time.

Securities Act:	The Securities Act of 1933, as amended from time to time.

Physical Settlement:	On any Settlement Date in respect of which Physical Settlement applies, Party B shall deliver to Party A through the Clearance System the Settlement Shares for such Settlement Date, and Party A shall deliver to Party B, by wire transfer of immediately available funds to an account designated by Party B, an amount in cash equal to the Physical Settlement Amount for such Settlement Date, on a delivery versus payment basis. If, on any Settlement Date, the Shares to be delivered by Party B to Party A hereunder are not so delivered (the “Deferred Shares”), and a Forward Price Reduction Date occurs during the period from, and including, such Settlement Date to, but excluding, the date such Shares are actually delivered to Party A, then the portion of the Physical Settlement Amount payable by Party A to Party B in respect of the Deferred Shares shall be reduced by an amount equal to the Forward Price Reduction Amount for such Forward Price Reduction Date, multiplied by the number of Deferred Shares.

Physical Settlement Amount:	For any Settlement Date in respect of which Physical Settlement applies, an amount in cash equal to the product of (i) the Forward Price on such Settlement Date and (ii) the number of Settlement Shares for such Settlement Date.

Cash Settlement:	On any Settlement Date in respect of which Cash Settlement applies, if the Cash Settlement Amount for such Settlement Date is a positive number, Party A will pay such Cash Settlement Amount to Party B. If the Cash Settlement Amount is a negative number, Party B will pay the absolute value of such Cash Settlement Amount to Party A. Such amounts shall be paid on the Settlement Date by wire transfer of immediately available funds.

Cash Settlement Amount:	For any Settlement Date in respect of which Cash Settlement applies, an amount determined by the Calculation Agent equal to the difference between (1) the product of (i) the difference between (A) the average Forward Price over the period beginning on, and including, the date that is one Settlement Cycle following the first day of the applicable Unwind Period and ending on, and including, such Settlement Date (calculated assuming no reduction to the Forward Price for any Forward Price Reduction Date that occurs during the Unwind Period), minus USD 0.__, and (B) the average of the 10b-18 VWAP prices per Share on each Exchange Business Day during such Unwind Period, and (ii) the number of Settlement Shares for such Settlement Date, and (2) the product of (i) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during such Unwind Period, and (ii) the number of Settlement Shares with respect to which Party A has not unwound its hedge as of such Forward Price Reduction Date.

Net Share Settlement:	On any Settlement Date in respect of which Net Share Settlement applies, if the number of Net Share Settlement Shares is a (i) negative number, Party A shall deliver a number of Shares to Party B equal to the absolute value of the Net Share Settlement Shares, or (ii) positive number, Party B shall deliver to Party A the Net Share Settlement Shares; provided that if Party A determines in its good faith judgment and in a commercially reasonable manner that it would be required to deliver Net Share Settlement Shares to Party B, Party A may elect to deliver a portion of such Net Share Settlement Shares on one or more dates prior to the applicable Settlement Date. If, on any Settlement Date, the Net Share Settlement Shares to be delivered by Party B to Party A hereunder are not so delivered (the “Deferred Net Shares”), and a Forward Price Reduction Date occurs during the period from, and including, such Settlement Date to, but excluding, the date such Net Share Settlement Shares are actually delivered to Party A, then the portion of the Net Share Settlement Shares payable by Party A to Party B in respect of the Deferred Net Shares shall be reduced by an amount equal to the Forward Price Reduction Amount for such Forward Price Reduction Date, multiplied by the number of Deferred Net Shares.

Net Share Settlement Shares:	For any Settlement Date in respect of which Net Share Settlement applies, a number of Shares equal to (a) the number of Settlement Shares for such Settlement Date, minus (b) the quotient of (A) the Cash Settlement Amount that would have been payable if Cash Settlement were applicable to such Settlement Date and (B) the average of the 10b-18 VWAP prices per Share on each Exchange Business Day during such Unwind Period.

10b-18 VWAP:	For any Exchange Business Day during the Unwind Period which is not a Disrupted Day, the volume-weighted average price reported on the Bloomberg Page “PLYM <Equity> AQR SEC” (or any successor thereto) for such Exchange Business Day (without regard to preopen or after hours trading outside of such regular trading session for such Exchange Business Day) as reported at 4:15 p.m. New York time (or 15 minutes following the end of any extension of the regular trading session); provided, however, that if such price is unavailable for an Exchange Business Day or the Calculation Agent determines, in its good faith judgment and in a commercially reasonable manner, that such price does not correctly reflect the volume-weighted average price at which the Shares trade as reported in the composite transactions for the Exchange on such Exchange Business Day, excluding (i) trades that do not settle regular way, (ii) opening (regular way) reported trades on the Exchange on such Exchange Business Day, (iii) trades that occur in the last ten minutes before the scheduled close of trading on the Exchange on such Exchange Business Day and ten minutes before the scheduled close of the primary trading session in the market where the trade is effected, and (iv) trades on such Exchange Business Day that do not satisfy the requirements of Rule 10b-18(b)(3), the Calculation Agent shall, in a good faith, commercially reasonable manner, determine the 10b-18 VWAP for such Exchange Business Day based on the criteria specified above in this proviso.

Cash Settlement or Net Share Settlement Valuation Disruption:	If Cash Settlement or Net Share Settlement is applicable with respect to the Transaction and any Exchange Business Day during the related Unwind Period is a Disrupted Day, then the Calculation Agent shall determine whether (i) such Disrupted Day is a Disrupted Day in full, in which case the 10b-18 VWAP for such Disrupted Day shall not be included in the calculation of the Cash Settlement Amount, or (ii) such Disrupted Day is a Disrupted Day only in part, in which case the 10b-18 VWAP for such Disrupted Day shall be determined by the Calculation Agent based on the conditions of Rule 10b-18 in the Shares on such Disrupted Day, taking into account the nature and duration of the relevant Market Disruption Event, and the weightings of the 10b-18 VWAP for each Exchange Business Day during such Unwind Period shall be adjusted by the Calculation Agent for purposes of determining the Cash Settlement Amount to account for the occurrence of such partially Disrupted Day, with such adjustments based on, among other factors, the duration of any Market Disruption Event and the volume, historical trading patterns and price of the Shares.

Settlement Currency:	USD.

Failure to Deliver:	Inapplicable.

Adjustments:

Method of Adjustment:	Calculation Agent Adjustment.

Additional Adjustment:	If, in Party A’s commercially reasonable judgment, the stock loan fee incurred by Party A (or an affiliate thereof), excluding the federal funds or other interest rate component payable by the relevant stock lender to Party A or such affiliate (the “Stock Loan Fee”), over any one-month period, of borrowing a number of Shares equal to the Base Amount to hedge its exposure to the Transaction in a commercially reasonable manner exceeds a weighted average rate equal to [●]5 basis points per annum, the Calculation Agent shall reduce the Forward Price in order to compensate Party A for the amount by which the Stock Loan Fee exceeds a weighted average rate equal to [●]6 basis points per annum during such period. The Calculation Agent shall notify Party B prior to making any such adjustment to the Forward Price and, upon the request of Party B, Party A shall provide an itemized list of the Stock Loan Fees for the applicable one-month period.

________________________

5 Insert Initial Stock Loan Rate specified by Party B in instruction under the Distribution Agreement.

6 Insert Initial Stock Loan Rate specified by Party B in instruction under the Distribution Agreement.

Account Details:

Payments to Party A:	To be advised under separate cover or telephone confirmed prior to each Settlement Date.

Payments to Party B:	To be advised under separate cover or telephone confirmed prior to each Settlement Date.

Delivery of Shares to Party A:	To be advised.

Delivery of Shares to Party B:	To be advised.

3.	Other Provisions:

Conditions to Effectiveness:

The Transaction shall be effective if and only if Shares are sold by the Forward Seller acting as forward seller for Party A on or after the Trade Date and on or before the Hedge Completion Date pursuant to the Distribution Agreement. If the Distribution Agreement is terminated prior to any such sale of Shares thereunder, the parties shall have no further obligations in connection with the Transaction, other than in respect of breaches of representations or covenants on or prior to such date. For the avoidance of doubt, if the Distribution Agreement is terminated prior to the Hedge Completion Date, this Confirmation shall remain in effect with respect to any Shares that had been sold by the Forward Seller acting as forward seller for Party A on or after the Trade Date and prior to such termination.

Interpretive Letter:

Party B agrees and acknowledges that the Transaction is being entered into in accordance with the October 9, 2003 interpretive letter from the staff of the Securities and Exchange Commission to Goldman, Sachs & Co. (the “Interpretive Letter”). Party B represents that it is eligible to conduct a primary offering of Shares on Form S-3 and that the offering contemplated by the Distribution Agreement complies with Rule 415 under the Securities Act.

Representations, Warranties and Agreements of Party B: Party B hereby represents and warrants as of the date hereof to, and agrees with, Party A that:

(a)	on the Trade Date and on any date that Party B notifies Party A that Cash Settlement or Net Share Settlement applies to the Transaction, (A) Party B is not, and shall not be, aware of any material nonpublic information regarding Party B or the Shares, (B) each of its filings under the Securities Act, the Exchange Act or other applicable securities laws that were required to be filed have been filed in the prior 12 months and that, as of the date of this representation, when considered as a whole (with the more recent such filings deemed to amend inconsistent statements contained in any earlier such filings), there is, and shall be, no misstatement of material fact contained therein or omission of a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading and (C) Party B is neither entering into this Confirmation nor will be making any election hereunder to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) or otherwise in violation of the Exchange Act.

(b)	Any Shares, when issued and delivered in accordance with the terms of the Transaction, will be duly authorized and validly issued, fully paid and nonassessable, and the issuance thereof will not be subject to any preemptive or similar rights.

(c)	Party B has reserved and will keep available at all times, free from preemptive rights, out of its authorized but unissued Shares, solely for the purpose of issuance upon settlement of the Transaction as herein provided, the maximum number of Shares as shall be issuable at such time upon settlement of the Transaction as set forth below under the heading “Maximum Share Delivery”. All Shares so issuable shall, upon such issuance, be accepted for listing or quotation on the Exchange.

(d)	It will provide Party A written notice (an “Issuer Repurchase Notice”) prior to executing any repurchase of Shares by Party B or any of its subsidiaries (or entering into any contract that would require, or give the option to, Party B or any of its subsidiaries, to purchase or repurchase Shares), whether out of profits or capital or whether the consideration for such repurchase is cash, securities or otherwise (an “Issuer Repurchase”), that alone or in the aggregate would result in the Base Amount Percentage (as defined below) being (i) equal to or greater than [7.5%]7 of the outstanding Shares or (ii) greater by 0.5% or more than the Base Amount Percentage at the time of the immediately preceding Issuer Repurchase Notice (or in the case of the first such Issuer Repurchase Notice, greater than the Base Amount Percentage as of the later of the date hereof or the immediately preceding Settlement Date, if any). The “Base Amount Percentage” as of any day is the fraction (1) the numerator of which is the aggregate of the Base Amount and each “Base Amount” (as defined in the applicable Additional Confirmation) under any outstanding Additional Transactions and (2) the denominator of which is the number of Shares outstanding on such day.

________________________

7 Use 4.5% for non-US banks.

(e)	No filing with, or approval, authorization, consent, license registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the execution, delivery and performance by Party B of this Confirmation and the consummation of the Transaction (including, without limitation, the issuance and delivery of Shares on any Settlement Date) except (i) such as have been obtained under the Securities Act, and (ii) as may be required to be obtained under state securities laws.

(f)	Not to make any Issuer Repurchase if, immediately following such Issuer Repurchase, the Base Amount Percentage would be equal to or greater than 8.0%.

(g)	Party B is not insolvent, nor will Party B be rendered insolvent as a result of the Transaction.

(h)	Neither Party B nor any of its affiliates shall take or refrain from taking any action (including, without limitation, any direct purchases by Party B or any of its affiliates or any purchases by a party to a derivative transaction with Party B or any of its affiliates), either under this Confirmation, under an agreement with another party or otherwise, that in the reasonable judgment of Party A is reasonably likely to cause any purchases of Shares by Party A or any of its affiliates in connection with any Cash Settlement or Net Share Settlement of the Transaction not to meet the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act if such purchases were made by Party B.

(i)	Party B will not engage in any “distribution” (as defined in Regulation M under the Exchange Act (“Regulation M”)) that would cause a “restricted period” (as defined in Regulation M) to occur during any Unwind Period.

(j)	Party B (i) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (ii) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (iii) has total assets of at least USD 50 million as of the date hereof.

(k)	The assets of Party B do not constitute “plan assets” under the Employee Retirement Income Security Act of 1974, as amended, the Department of Labor Regulations promulgated thereunder or similar law.

(l)	Party B shall, at least one day prior to the first day of any Unwind Period, notify Party A of the total number of Shares purchased in Rule 10b-18 purchases of blocks pursuant to the once-a-week block exception contained in Rule 10b-18(b)(4) by or for Party B or any of its affiliated purchasers during each of the four calendar weeks preceding the first day of the Unwind Period and during the calendar week in which the first day of the Unwind Period occurs (“Rule 10b-18 purchase”, “blocks” and “affiliated purchaser” each being used as defined in Rule 10b-18).

(m)	During any Unwind Period, Party B shall (i) notify Party A prior to the opening of trading in the Shares on any day on which Party B makes, or expects to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any merger, acquisition, or similar transaction involving a recapitalization relating to Party B (other than any such transaction in which the consideration consists solely of cash and there is no valuation period), (ii) promptly notify Party A following any such announcement that such announcement has been made, and (iii) promptly deliver to Party A following the making of any such announcement information indicating (A) Party B’s average daily Rule 10b-18 purchases (as defined in Rule 10b-18) during the three full calendar months preceding the date of the announcement of such transaction and (B) Party B’s block purchases (as defined in Rule 10b-18) effected pursuant to paragraph (b)(4) of Rule 10b-18 during the three full calendar months preceding the date of the announcement of such transaction. In addition, Party B shall promptly notify Party A of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders.

(n)	Party B is not, and after giving effect to the transactions contemplated hereby will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(o)	No federal, state or local (including non-U.S. jurisdictions) law, rule, regulation or regulatory order applicable to the Shares would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of Party A or its affiliates owning or holding (however defined) Shares, other than Sections 13 and 16 under the Exchange Act.

(p)	Upon obtaining knowledge of the occurrence of any event that would constitute an Event of Default or Potential Event of Default, Party B will so notify Party A in writing within one Scheduled Trading Day.

(q)	Party B (i) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into the Transaction; (ii) has consulted with its own legal, financial, accounting and tax advisors in connection with the Transaction; and (iii) is entering into the Transaction for a bona fide business purpose.

(r)	Party B is not and has not been the subject of any civil proceeding of a judicial or administrative body of competent jurisdiction that could reasonably be expected to impair materially Party B’s ability to perform its obligations hereunder.

(s)	Ownership positions of Party B’s common stock held by Party A or any of its affiliates solely in its capacity as a nominee or fiduciary do not constitute “beneficial ownership” by Party A for the purposes of Article II of the Amended and Restated Articles of Incorporation of Party B, as may be amended and supplemented from time to time (the “Articles”), including without limitation Section 6(b) thereof.

Certain Acknowledgments and Agreements of Party B: Party B hereby acknowledges and agrees that:

(a)	(i)	during the term of the Transaction, Party A and its Affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to establish, adjust or unwind its hedge position with respect to the Transaction;

(i)	during the term of the Transaction, Party A and its Affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to establish, adjust or unwind its hedge position with respect to the Transaction;

(ii)	Party A and its Affiliates may also be active in the market for the Shares and Share-linked transactions other than in connection with hedging activities in relation to the Transaction;

(iii)	Party A shall make its own determination as to whether, when or in what manner any hedging or market activities in Party B’s securities shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the Forward Price and the 10b-18 VWAP;

(iv)	any market activities of Party A and its Affiliates with respect to the Shares may affect the market price and volatility of the Shares, as well as the Forward Price and 10b-18 VWAP, each in a manner that may be adverse to Party B; and

(v)	the Transaction is a derivatives transaction in which it has granted Party A the right, under certain circumstances, to receive cash or Shares, as the case may be; Party A may purchase Shares for its own account at an average price that may be greater than, or less than, the effective price paid by Party B under the terms of the Transaction.

(b)	Without limiting the generality of Section 13.1 of the 2002 Definitions, Party A is not making any representations or warranties or taking any position or expressing any view with respect to the treatment of the Transaction under any accounting standards including ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, or ASC Topic 480, Distinguishing Liabilities from Equity and ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity (or any successor issue statements) or under FASB’s Liabilities & Equity Project.

(c)	Party B understands that no obligations of Party A to it hereunder will be entitled to the benefit of deposit insurance and that such obligations will not be guaranteed by any affiliate of Party A or any governmental agency.

Covenants of Party B:

Subject to the circumstances described under “Private Placement Procedures”, the parties acknowledge and agree that any Shares delivered by Party B to Party A on any Settlement Date will be newly issued Shares and when delivered by Party A (or an affiliate of Party A) to securities lenders from whom Party A (or an affiliate of Party A) borrowed Shares in connection with hedging its exposure to the Transaction will be freely saleable without further registration or other restrictions under the Securities Act, in the hands of those securities lenders, irrespective of whether such stock loan is effected by Party A or an affiliate of Party A. Accordingly, Party B agrees that the Shares that it delivers to Party A on each Settlement Date will not bear a restrictive legend and that such Shares will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System.

Covenants of Party A:

(a)	Unless the provisions set forth below under “Private Placement Procedures” shall be applicable, Party A shall use any Shares delivered by Party B to Party A on any Settlement Date to return to securities lenders to close out open Share loans created by Party A or an affiliate of Party A in the course of Party A’s or such affiliate’s hedging activities related to Party A’s exposure under this Confirmation.

(b)	In connection with bids and purchases of Shares in connection with any Cash Settlement or Net Share Settlement of the Transaction, Party A shall use good faith efforts to conduct its activities, or cause its affiliates to conduct their activities, in a manner consistent with the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act, as if such provisions were applicable to such purchases aggregated with any analogous purchases occurring on the same day under any Additional Transaction.

Deadline for Designating an Early Termination Date and Payment Suspension:

If either party provides notice to the other party that there has occurred (1) an Event of Default as to which Party B is the Defaulting Party; (2) a Potential Event of Default with respect to Party B or (3) a Termination Event as to which Party B is the sole Affected Party, then, notwithstanding Section 9(f) of the Agreement and unless Party A and Party B otherwise agree in writing, after 30 calendar days have elapsed following such notice, (i) Party A shall have no further right to designate an Early Termination Date by reason of the aforementioned Event of Default or Termination Event and (ii) the aforementioned Event of Default or Potential Event of Default shall be deemed to cease to be continuing for the purposes of Section 2(a)(iii)(1) of the Agreement. Party A hereby agrees to provide any notice referred to in the preceding sentence as promptly as practicable after it determines, acting in good faith, that the aforementioned Event of Default, Potential Event of Default or Termination Event has occurred.

Insolvency Filing:

Notwithstanding anything to the contrary herein, in the Agreement or the Definitions, upon any Insolvency Filing in respect of the Issuer, the Transaction shall automatically terminate on the date thereof without further liability of either party to this Confirmation to the other party (except for any liability in respect of any breach of representation or covenant by a party under this Confirmation prior to the date of such Insolvency Filing).

Extraordinary Dividends:

If an ex-dividend date for an Extraordinary Dividend occurs on or after the Trade Date and on or prior to the Maturity Date (or, if later, the last date on which Shares are delivered by Party B to Party A in settlement of the Transaction), Party B shall pay an amount in cash equal to the product of such Extraordinary Dividend and the Base Amount to Party A on the earlier of (i) the date on which such Extraordinary Dividend is paid by the Issuer to holders of record of the Shares or (ii) the Maturity Date. “Extraordinary Dividend” means the per Share amount of any cash dividend or distribution declared by the Issuer with respect to the Shares that is specified by the board of directors of the Issuer as an “extraordinary” dividend.

Acceleration Events: The following events shall each constitute an “Acceleration Event”:

(a)	Stock Borrow Events. In the commercially reasonable judgment of Party A (i) Party A (or its affiliate) is unable to hedge Party A’s exposure to the Transaction because of the lack of sufficient Shares being made available for Share borrowing by lenders, or (ii) Party A (or its affiliate) would incur a Stock Loan Fee to borrow a number of Shares equal to the Base Amount of more than a rate of [●]8 basis points per annum (each, a “Stock Borrow Event”);

(b)	Dividends and Other Distributions. On any day occurring after the Trade Date Party B declares a distribution, issue or dividend to existing holders of the Shares of (i) any cash dividend (other than an Extraordinary Dividend) to the extent all cash dividends having an ex-dividend date during the period from and including any Forward Price Reduction Date (with the Trade Date being a Forward Price Reduction Date for purposes of this clause (b) only) to but excluding the next subsequent Forward Price Reduction Date exceeds, on a per Share basis, the Forward Price Reduction Amount set forth opposite the first date of any such period on Schedule I, (ii) share capital or securities of another issuer acquired or owned (directly or indirectly) by Party B as a result of a spin-off or other similar transaction or (iii) any other type of securities (other than Shares), rights or warrants or other assets, for payment (cash or other consideration) at less than the prevailing market price as determined by Party A in a commercially reasonable manner;

(c)	ISDA Early Termination Date. Party A has the right to designate an Early Termination Date pursuant to Section 6 of the Agreement;

________________________

8 Insert Maximum Stock Loan Rate specified by Party B in instruction under the Distribution Agreement.

(d)	Other ISDA Events. The announcement by Issuer of any event that if consummated, would result in an Extraordinary Event or the occurrence of any Change in Law or a Delisting or the occurrence of any Hedging Disruption (with Party A as the Hedging Party); provided that in case of a Delisting, in addition to the provisions of Section 12.6(a)(iii) of the 2002 Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or their respective successors); and provided further that the definition of “Change in Law” provided in Section 12.9(a)(ii) of the 2002 Definitions is hereby amended by (i) replacing the phrase “the interpretation” in the third line thereof with the phrase “, or public announcement of, the formal or informal interpretation” and (ii) replacing the parenthetical beginning after the word “regulation” in the second line thereof the words “(including, for the avoidance of doubt and without limitation, (x) any tax law or (y) adoption, effectiveness or promulgation of new regulations authorized or mandated by existing statute)”; or

(e)	Ownership Event. In the reasonable judgment of Party A, on any day, the Share Amount for such day exceeds the Applicable Share Limit for such day (if any applies).

For purposes of clause (e) above, the “Share Amount” as of any day is the number of Shares that Party A and any person whose ownership position would be aggregated with that of Party A (Party A or any such person, a “Party A Person”) under any law, rule, regulation, regulatory order or organizational documents or contracts of Party B (including without limitation Article V of the Articles) that are, in each case, applicable to ownership of Shares (“Applicable Restrictions”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership under any Applicable Restriction, as determined by Party A in good faith and in its reasonable discretion. The “Applicable Share Limit” means a number of Shares equal to (A) the minimum number of Shares that could give rise to reporting or registration obligations or other requirements (including obtaining prior approval from any person or entity) other than pursuant to the Exchange Act of a Party A Person, or could reasonably be expected to result in an adverse effect on a Party A Person, under any Applicable Restriction, as determined by Party A in good faith and in its reasonable discretion, minus (B) 1% of the number of Shares outstanding.

Termination Settlement:

Upon the occurrence of any Acceleration Event, Party A shall have the right to designate, upon at least two Scheduled Trading Days’ notice, any Scheduled Trading Day following such occurrence to be a Settlement Date hereunder (a “Termination Settlement Date”) to which Physical Settlement shall apply, and to select the number of Settlement Shares relating to such Termination Settlement Date; provided that (i) in the case of an Acceleration Event arising out of an Ownership Event, the number of Settlement Shares so designated by Party A shall not exceed the number of Shares necessary to reduce the Share

Amount to the Applicable Share Limit and (ii) in the case of an Acceleration Event arising out of a Stock Borrow Event the number of Settlement Shares so designated by Party A shall not exceed the number of Shares as to which such Stock Borrow Event exists. If, upon designation of a Termination Settlement Date by Party A pursuant to the preceding sentence, Party B fails to deliver the Settlement Shares relating to such Termination Settlement Date when due or otherwise fails to perform obligations within its control in respect of the Transaction, it shall be an Event of Default with respect to Party B and Section 6 of the Agreement shall apply. If an Acceleration Event occurs during an Unwind Period relating to a number of Settlement Shares to which Cash Settlement or Net Share Settlement applies, then on the Termination Settlement Date relating to such Acceleration Event, notwithstanding any election to the contrary by Party B, Cash Settlement or Net Share Settlement shall apply to the portion of the Settlement Shares relating to such Unwind Period as to which Party A has unwound its hedge and Physical Settlement shall apply in respect of (x) the remainder (if any) of such Settlement Shares and (y) the Settlement Shares designated by Party A in respect of such Termination Settlement Date. If an Acceleration Event occurs after Party B has designated a Settlement Date to which Physical Settlement applies but before the relevant Settlement Shares have been delivered to Party A, then Party A shall have the right to cancel such Settlement Date and designate a Termination Settlement Date in respect of such Shares pursuant to the first sentence hereof. If an event or circumstance is an Acceleration Event under both this Confirmation and any Additional Confirmation and the designation of a Termination Settlement Date under one such confirmation would cure the Acceleration Event under the other such confirmation, then Party A shall first designate a Termination Settlement Date under the confirmation with the first occurring Maturity Date before designating a Termination Settlement Date under the other confirmation.

Private Placement Procedures:

If Party B is unable to comply with the provisions of “Covenants of Party B” above because of a change in law or a change in the policy of the Securities and Exchange Commission or its staff, or Party A otherwise reasonably determines, based on advice of counsel, that any Settlement Shares to be delivered to Party A by Party B may not be freely returned by Party A or its affiliates to securities lenders as described under “Covenants of Party B” above, then delivery of any such Settlement Shares (the “Restricted Shares”) shall be effected pursuant to Annex A hereto, unless waived by Party A.

Rule 10b5-1:

It is the intent of Party A and Party B that following any election of Cash Settlement or Net Share Settlement by Party B, the purchase of Shares by Party A during any Unwind Period comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act and that this Confirmation shall be interpreted to comply with the requirements of Rule 10b5-1(c).

Party B acknowledges that (i) during any Unwind Period Party B shall not attempt to exercise any influence over how, when or whether to effect purchases of Shares by Party A (or its agent or affiliate) in connection with this Confirmation and (ii) Party B is entering into the Agreement and this Confirmation in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 promulgated under the Exchange Act. Party B further agrees to act in good faith with respect to the Agreement and this Confirmation.

Party B hereby agrees with Party A that during any Unwind Period Party B shall not communicate, directly or indirectly, any Material Non-Public Information (as defined herein) to any Derivatives Personnel (as defined below). For purposes of the Transaction, “Material Non-Public Information” means information relating to Party B or the Shares that (a) has not been widely disseminated by wire service, in one or more newspapers of general circulation, by communication from Party B to its shareholders or in a press release, or contained in a public filing made by Party B with the Securities and Exchange Commission and (b) a reasonable investor might consider to be of importance in making an investment decision to buy, sell or hold Shares. For the avoidance of doubt and solely by way of illustration, information should be presumed “material” if it relates to such matters as dividend increases or decreases, earnings estimates, changes in previously released earnings estimates, significant expansion or curtailment of operations, a significant increase or decline of orders, significant merger or acquisition proposals or agreements, significant new products or discoveries, extraordinary borrowing, major litigation, liquidity problems, extraordinary management developments, purchase or sale of substantial assets, or other similar information For purposes of the Transaction, “Derivatives Personnel” means any employee on the trading side of Party A (or its affiliate) and any other person or persons designated from time to time by Party A.

Maximum Share Delivery:

Notwithstanding any other provision of this Confirmation, in no event will Party B be required to deliver on any Settlement Date, whether pursuant to Physical Settlement, Net Share Settlement, Termination Settlement or any Private Placement Settlement, more than a number of Shares equal to 1.5 times the Initial Base Amount, subject to reduction by the number of any Shares delivered by Party B on any prior Settlement Date and subject to adjustment from time to time in accordance with the provisions of this Confirmation and the 2002 Definitions.

Transfer and Assignment:

Party A may assign or transfer all, but not less than all, of its rights and duties hereunder to any affiliate of Party A; provided that, under the applicable law effective on the date of such transfer or assignment, Party B will not be required, as a result of such transfer or assignment, to pay to the transferee an amount in respect of an Indemnifiable Tax greater than the amount, if any, that Party B would have been required to pay Party A in the absence of such transfer or assignment; and Party B will not receive a payment from which an amount has been withheld or deducted, on account of a Tax in respect of which the other party is not required to pay an additional amount, unless Party B would not have been entitled to receive any additional amount in respect of such payment in the absence of such transfer or assignment; provided further that (A) the affiliate’s obligations hereunder are fully and unconditionally guaranteed by [Party A] or (B) the affiliate’s long-term issuer rating is equal to or better than the credit rating of [Party A] at the time of such assignment or transfer. Notwithstanding the above or any other provision in this Confirmation to the contrary requiring or allowing Party A to purchase, sell, receive or deliver any Shares or other securities to or from Party B, Party A may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Party A’s obligations in respect of the Transaction, and any such designee may assume such obligations. Party A shall be discharged of its obligations to Party B to the extent of any such performance. Notwithstanding anything to the contrary (including anything in this Paragraph), at all times, Party A and its transferee or assignees shall be entitled to provide a US Tax Form W-9, W-8ECI or W-8IMY (certifying to its status as “qualified derivatives dealer” and hereby representing that it is not subject to US withholding tax with respect to adjustment or payments in respect of any dividends or distributions), with respect to any payments or deliveries under this Confirmation or the Agreement.

Notice:

Non-Reliance:	Applicable

Additional Acknowledgments:	Applicable

Agreements and Acknowledgments
Regarding Hedging Activities:	Applicable

4.	The Agreement is further supplemented by the following provisions:

No Collateral or Setoff:

Notwithstanding Section 6(f) or any other provision of the Agreement or any other agreement between the parties to the contrary, the obligations of Party B hereunder are not secured by any collateral. Obligations under the Transaction shall not be set off against any other obligations of the parties, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and no other obligations of the parties shall be set off against obligations under the Transaction, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and each party hereby waives any such right of setoff. In calculating any amounts under Section 6(e) of the Agreement, notwithstanding anything to the contrary in the Agreement, (a) separate amounts shall be calculated as set forth in such Section 6(e) with respect to (i) the Transaction and (ii) all other Transactions, and (b) such separate amounts shall be payable pursuant to Section 6(d)(ii) of the Agreement.

Status of Claims in Bankruptcy:

Party A acknowledges and agrees that this confirmation is not intended to convey to Party A rights with respect to the transactions contemplated hereby that are senior to the claims of common stockholders in any U.S. bankruptcy proceedings of Party B; provided, however, that nothing herein shall limit or shall be deemed to limit Party A’s right to pursue remedies in the event of a breach by Party B of its obligations and agreements with respect to this Confirmation and the Agreement; and provided further, that nothing herein shall limit or shall be deemed to limit Party A’s rights in respect of any transaction other than the Transaction.

Limit on Beneficial Ownership:

Notwithstanding any other provisions hereof, Party A shall not have the “right to acquire” (within the meaning of NYSE Rule 312.04(g)) Shares hereunder and Party A shall not be entitled to take delivery of any Shares deliverable hereunder (in each case, whether in connection with the purchase of Shares on any Settlement Date or any Termination Settlement Date, any Private Placement Settlement or otherwise) to the extent (but only to the extent) that, after such receipt of any Shares hereunder, (i) the Share Amount would exceed the Applicable Share Limit, (ii) the Section 16 Percentage would exceed 4.9% or (iii) Party A and each person subject to aggregation of Shares with Party A under Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder (the “Party A Group”) would directly or indirectly beneficially own (as such term is defined for purposes of Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder) in excess of 4.9% of the outstanding Shares as of the Trade Date (the “Threshold Number of Shares”). Any purported delivery hereunder shall be void and have no effect to the extent (but only to the extent) that, after such delivery, (i) the Share Amount would exceed the Applicable Share Limit, (ii) the Section 16 Percentage would exceed 4.9% or (iii) Party A Group would directly or indirectly so beneficially own in excess of the Threshold Number of Shares. If any delivery owed to Party A hereunder is not made, in whole or in part, as a result of this provision, Party B’s obligation to make such delivery shall not be extinguished and Party B shall make such delivery as promptly as practicable after, but in no event later than one Exchange Business Day after, Party A gives notice to Party B that, after such delivery, (i) the Share Amount would not exceed the Applicable Share Limit, (ii) the Section 16 Percentage would not exceed 4.9% and (iii) Party A Group would not directly or indirectly so beneficially own in excess of the Threshold Number of Shares. The “Section 16 Percentage” as of any day is the fraction, expressed as a percentage, (A) the numerator of which is the number of Shares that Party A and any of its affiliates or any other person subject to aggregation with Party A for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act, or any “group” (within the meaning of Section 13 of the Exchange Act) of which Party A is or may be deemed to be a part beneficially owns (within the meaning of Section 13 of the Exchange Act), without duplication, on such day (or, to the extent that for any reason the equivalent calculation under Section 16 of the Exchange Act and the rules and regulations thereunder results in a higher number, such higher number) and (B) the denominator of which is the number of Shares outstanding on such day.

In addition, notwithstanding anything herein to the contrary, if any delivery owed to Party A hereunder is not made, in whole or in part, as a result of the immediately preceding paragraph, Party A shall be permitted to make any payment due in respect of such Shares to Party B in two or more tranches that correspond in amount to the number of Shares delivered by Party B to Party A pursuant to the immediately preceding paragraph.

Delivery of Cash:

For the avoidance of doubt, nothing in this Confirmation shall be interpreted as requiring Party B to deliver cash in respect of the settlement of the Transaction, except in circumstances where the required cash settlement thereof is permitted for classification of the contract as equity by ASC 815-40 (formerly EITF 00-19) as in effect on the Trade Date (including, without limitation, where Party B so elects to deliver cash or fails timely to elect to deliver Shares in respect of such settlement).

Wall Street Transparency and Accountability Act:

In connection with Section 739 of the Wall Street Transparency and Accountability Act of 2010 (the “WSTAA”), the parties hereby agree that neither the enactment of the WSTAA or any regulation under the WSTAA, nor any requirement under the WSTAA or an amendment made by the WSTAA, shall limit or otherwise impair either party’s otherwise applicable rights to terminate, renegotiate, modify, amend or supplement this Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased costs, regulatory change or similar event under this Confirmation, the 2002 Definitions incorporated herein, or the Agreement (including, but not limited to, rights arising from any Acceleration Event or Illegality (as defined in the Agreement)).

Miscellaneous:

(a)	Addresses for Notices. For the purpose of Section 12(a) of the Agreement:

Address for notices or communications to Party A:

[INSERT DEALER NAME AND NOTICE INFORMATION]

Address for notices or communications to Party B:

Plymouth Industrial REIT, Inc.

20 Custom House Street, 11th Floor

Boston, Massachusetts 02110

[Attn: Anthony Saladino

Email: anthony.saladino@plymouthrei.com, with a copy to

_________, email: ______________

Telephone: (___) ___-____]

(b)	Waiver of Right to Trial by Jury. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Confirmation. Each party (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of such a suit action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Confirmation by, among other things, the mutual waivers and certifications herein.

(c)	Offices:

The Office of Party A for the Transaction is: [Atlanta][New York][Toronto] [London][Inapplicable, Dealer is not a Multibranch Party][Montrouge cedex, France][Charlotte][●]

The Office of Party B for the Transaction is: Inapplicable, Party B is not a Multibranch Party

Acknowledgements:

The parties hereto intend for:

(a)	the Transaction to be a “securities contract” as defined in Section 741(7) of Title 11 of the United States Code (the “Bankruptcy Code”), qualifying for the protections under Section 555 of the Bankruptcy Code;

(b)	a party’s right to liquidate the Transaction and to exercise any other remedies upon the occurrence of any Event of Default under the Agreement with respect to the other party to constitute a “contractual right” as defined in the Bankruptcy Code;

(c)	[Party A to be a “financial institution” within the meaning of Section 101(22) of the Bankruptcy Code; and] [Party A to be a “financial participant” within the meaning of Section 101(22A) of the Bankruptcy Code; and]

(d)	all payments for, under or in connection with the Transaction, all payments for the Shares and the transfer of such Shares to constitute “settlement payments” as defined in the Bankruptcy Code.

Severability:

If any term, provision, covenant or condition of this Confirmation, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable in whole or in part for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Confirmation had been executed with the invalid or unenforceable provision eliminated, so long as this Confirmation as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Confirmation and the deletion of such portion of this Confirmation will not substantially impair the respective benefits or expectations of parties to this Confirmation; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6 or 13 of the Agreement (or any definition or provision in Section 14 of the Agreement to the extent that it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

Governing Law/Jurisdiction:

The Agreement, this Confirmation and any claim, controversy or dispute arising under or related to this Confirmation shall be governed by the laws of the State of New York without reference to the conflict of laws provisions thereof (other than Article 5 of the New York General Obligations Law). The parties hereto irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the United States Court for the Southern District of New York in connection with all matters relating hereto and waive any objection to the laying of venue in, and any claim of inconvenient forum with respect to, these courts.

Disclosure:

Effective from the date of commencement of discussions concerning the Transaction, each of Party A and Party B and each of their employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind (including opinions or other tax analyses) relating to such tax treatment and tax structure.

Commodity Exchange Act:

Each of Party A and Party B agrees and represents that it is an “eligible contract participant” as defined in Section 1a(18) of the U.S. Commodity Exchange Act, as amended (the “CEA”), the Agreement and the Transaction are subject to individual negotiation by the parties and have not been executed or traded on a “trading facility” as defined in Section 1a(51) of the CEA.

Tax Matters:

(a)	Payer Tax Representations. For the purpose of Section 3(e) of the Agreement, each of Party A and Party B makes the following representation: It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than amounts payable hereunder that may be considered to be treated as interest for U.S. federal income tax purposes) to be made by it to the other party under the Agreement. In making this representation, it may rely on (A) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement, (B) the satisfaction of the agreement contained in Section 4(a)(i) or Section 4(a)(iii) of the Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or Section 4(a)(iii) of the Agreement and (C) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement, except that it will not be a breach of this representation where reliance is placed on clause (B) above and the other party does not deliver a form or document under Section 4(a)(iii) of the Agreement by reason of material prejudice to its legal or commercial position.

(b)	Payee Tax Representations. For the purpose of Section 3(f) of the Agreement:

(i)	Party A makes the following representations:9

[It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) or a disregarded entity of such a U.S. person for U.S. federal income tax purposes.]

[It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes. It is a national banking association organized and existing under the laws of the United States and is an exempt recipient under section 1.6049-4(c)(1)(ii)(M) of the United States Treasury Regulations.]

[Each payment received or to be received by it in connection with the Agreement is effectively connected with its conduct of a trade or business within the United States. It is a “foreign person” (as that term is used in section 1.6041-4(a)(4) of the United States Treasury Regulations) for U.S. federal income tax purposes.]

[It is a “non-U.S. branch of a foreign person” (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes and an exempt recipient under section 1.6049-4(c)(1)(ii) of the United States Treasury Regulations. It certifies that it is a “qualified derivatives dealer” for US tax purposes and that Party B is not required to collect any US withholding tax with respect to any adjustment or payment in respect of any dividends or distributions with respect to the Shares.]

[It is a disregarded entity for U.S. federal income tax purposes that is wholly owned by Credit Suisse (USA), Inc., which is a “United States person” for U.S. federal income tax purposes as that term is defined in section 7701(a)(30) (or any applicable successor provision) of the Code (as defined below).]

[It is a U.S. limited liability company organized under the laws of the State of Delaware. For U.S. federal income tax purposes, it is a Disregarded Entity of Mizuho Americas LLC, a limited liability company organized under the laws of the State of Delaware. For U.S. federal income tax purposes, Mizuho Americas LLC has elected to be classified as a corporation.]

________________________

9 Tax provisions to be customized for relevant Dealer.

[It is a limited liability company organized and existing under the laws of the United States and is an exempt recipient under section 1.6049-4(c)(1)(ii) of the United States Treasury Regulations. It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for U.S. federal income tax purposes.]

[It is a chartered bank organized under the laws of Canada and is treated as a corporation for U.S. federal income tax purposes. It is a “foreign person” (as that term is used in section 1.6041-4(a)(4) of the United States Treasury Regulations) for U.S. federal income tax purposes. Each payment received or to be received by it in connection with this Confirmation will be effectively connected with its conduct of a trade or business in the United States.]

[It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes. It is a limited liability company organized under the laws of the State of Delaware and is a United States resident for U.S. federal income tax purposes.]

[It is a bank organized under the laws of Canada. It is a corporation for U.S. federal income tax purposes. Each payment received or to be received by it in connection with this Confirmation is effectively connected with its conduct of a trade or business within the United States.]

[It is a corporation for U.S. federal income tax purposes. Each payment received or to be received by it in connection with this Confirmation will be effectively connected with its conduct of a trade or business in the United States.]

[It is a “U.S. person” (as that term is used section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes. It is a corporation organized and existing under the laws of the State of North Carolina and is an exempt recipient within the meaning of section 1.6049-4(c)(1)(ii) of the United States Treasury Regulations.]

[It (or its regarded owner for U.S. federal income tax purposes) is a “U.S. Person” (as that term is used in section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for U.S. federal income tax purposes.]

[It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations and section 7701(a)(30) of the Code (as defined below)) for U.S. federal income tax purposes.]

[•]

[(ii)	Party B makes the following representations:

(A)	It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes.

(B)	It is a real estate investment trust for U.S. federal income tax purposes and is organized under the laws of the State of Maryland, and is an exempt recipient under section 1.6049-4(c)(1)(ii)(J) of the United States Treasury Regulations.]

(c)	Withholding Tax imposed on payments to non-US counterparties under the United States Foreign Account Tax Compliance Act. “Tax” as used in paragraph “(a) Payer Tax Representations” under the heading “Tax Matters,” and “Indemnifiable Tax”, as defined in Section 14 of the Agreement, shall not include any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.

(d)	871(m) Protocol. To the extent that either party to the Agreement with respect to the Transaction is not an adhering party to the ISDA 2015 Section 871(m) Protocol published. on November 2, 2015 and available at www.isda.org, as may be amended, supplemented, replaced or superseded from time to time (the “871(m) Protocol”), the parties agree that the provisions and amendments contained in the Attachment to the 871(m) Protocol are incorporated into and apply to the Agreement with respect to the Transaction as if set forth in full herein. The parties further agree that, solely for purposes of applying such provisions and amendments to the Agreement with respect to the Transaction, references to “each Covered Master Agreement” in the 871(m) Protocol will be deemed to be references to the Agreement with respect to the Transaction, and references to the “Implementation Date” in the 871(m) Protocol will be deemed to be references to the Trade Date of the Transaction. For greater certainty, if there is any inconsistency between this provision and the provisions in any other agreement between the parties to which a Transaction relates, this provision shall prevail unless such other agreement expressly overrides the provisions of the Attachment to the 871(m) Protocol.

(c)	Tax documentation. For the purposes of Sections 4(a)(i) and 4(a)(ii) of the Agreement, each of Party A and Party B shall provide to the other party the following tax forms, documents or certificates, as applicable: (i) Party B agrees to deliver a valid and duly executed U.S. Internal Revenue Service Form W-9, or any successor thereto, with “corporation” box checked on line 3 thereof, (ii) Party A agrees to deliver U.S. Internal Revenue Service Form W-9, W-8ECI or W-8IMY (certifying to its status as “qualified derivatives dealer”), or any successor thereto, and (iii) Party A and Party B agree to deliver any other form or document that may be required or reasonably requested by the other party in order to allow such party to make a payment under this Confirmation, including any Credit Support Document, without any deduction or withholding for or on account of any tax or with such deduction or withholding at a reduced rate. In each case, such form or document shall be completed accurately and in a manner reasonably acceptable to the other party and shall be delivered (a) in the case of (i) and (ii), above, on or before the date of execution of this Confirmation; (b) promptly upon reasonable demand by the other party; and (c) promptly upon learning that any such tax form previously provided by Party A or Party B, respectively, has become inaccurate or incorrect.

Counterparts:

(a)	Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., AdobeSign (any such signature, an “Electronic Signature”)) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. The words “execution,” “signed,” “signature” and words of like import in this Confirmation or in any other certificate, agreement or document related to this Confirmation shall include any Electronic Signature, except to the extent electronic notices are expressly prohibited under this Confirmation or the Agreement.

(b)	Notwithstanding anything to the contrary in the Agreement, either party may deliver to the other party a notice relating to any Event of Default or Termination Event under this Confirmation by email.

Other Forwards / Dealers:

Party A acknowledges that Party B has entered or may enter in the future into one or more similar forward transactions for the Shares (each, an “Other Forward” and collectively, the “Other Forwards”) with one or more dealers, and/or affiliates thereof (each, an “Other Dealer” and collectively, the “Other Dealers”). Party A and Party B agree that if Party B designates a “Settlement Date” with respect to one or more Other Forwards for which “Cash Settlement” or “Net Share Settlement” is applicable, and the resulting “Unwind Period” for such Other Forwards coincides for any period of time with an Unwind Period for the Transaction (the “Overlap Unwind Period”), Party B shall notify Party A at least one Scheduled Trading Day prior to the commencement of such Overlap Unwind Period of the first Scheduled Trading Day and length of such Overlap Unwind Period, and Party

A shall be permitted to purchase Shares to unwind its hedge in respect of the Transaction only on alternating Scheduled Trading Days during such Overlap Unwind Period, commencing on the first, second, third or later Scheduled Trading Day of such Overlap Unwind Period, as notified to Party A by Party B at least one Scheduled Trading Day prior to such Overlap Unwind Period (which alternating Scheduled Trading Days, for the avoidance of doubt, may be every other Scheduled Trading Day if there is only one Other Dealer, every third Scheduled Trading Day if there are two Other Dealers, etc.).

[U.S. Resolutions Stay Protocol:]

The parties agree that the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol (the “Protocol”) page at www.isda.org and, a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of the Agreement, and for such purposes the Agreement shall be deemed a “Covered Agreement,” Party A shall be deemed a “Covered Entity” and Party B shall be deemed a “Counterparty Entity.” In the event that, after the date of the Agreement, both parties hereto become adhering parties to the Protocol, the terms of the Protocol will replace the terms of this paragraph. In the event of any inconsistencies between the Agreement and the terms of the Protocol, the Bilateral Agreement or the Bilateral Terms (each, the “QFC Stay Terms”), as applicable, the QFC Stay Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules. For purposes of this paragraph, references to “the Agreement” include any related credit enhancements entered into between the parties or provided by one to the other. In addition, the parties agree that the terms of this paragraph shall be incorporated into any related covered affiliate credit enhancements, with all references to Party A replaced by references to the covered affiliate support provider.

“QFC Stay Rules” mean the regulations codified at 12 C.F.R. 252.2, 252.81–8, 12 C.F.R. 382.1-7 and 12 C.F.R. 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.

[Canadian Resolution Stay Protocol:]

The terms of the Canadian Jurisdictional Module and the ISDA Resolution Stay Jurisdictional Modular Protocol (together, the “Canadian Jurisdictional Module”) are incorporated into and form part of this Agreement, and this Agreement shall be deemed a Covered Agreement for purposes thereof. In the event of any inconsistencies between this

Agreement and the Canadian Jurisdictional Module, the Canadian Jurisdictional Module will prevail.

[•]10

[Remainder of page intentionally left blank]

________________________

10 Any Dealer boilerplate.

Please confirm that the foregoing correctly sets forth the terms of our agreement by signing and returning this Confirmation.

Yours faithfully,

[DEALER NAME]

By:
Name:
Title:

Confirmed as of the date first written above:

PLYMOUTH INDUSTRIAL REIT, INC.

By:
Name:
Title:

SCHEDULE I

FORWARD PRICE REDUCTION DATES AND AMOUNTS

Forward Price Reduction Date11	Forward Price Reduction Amount12

Trade Date	USD [●]
[●]	USD [●]
[●]	USD [●]
[●]	USD [●]
[●]	USD [●]
[●]	USD [●]

________________________

11 Insert Forward Price Reduction Dates specified by Party B in instruction under the Distribution Agreement.

12 Insert Forward Price Reduction Amounts specified by Party B in instruction under the Distribution Agreement.

ANNEX A

PRIVATE PLACEMENT PROCEDURES

(i)	If Party B delivers the Restricted Shares pursuant to this clause (i) (a “Private Placement Settlement”), then delivery of Restricted Shares by Party B shall be effected in customary private placement procedures with respect to such Restricted Shares reasonably acceptable to Party A; provided that if, on or before the date that a Private Placement Settlement would occur, Party B has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to Section 4(a)(2) of the Securities Act for the sale by Party B to Party A (or any affiliate designated by Party A) of the Restricted Shares or the exemption pursuant to Section 4(a)(1) or Section 4(a)(3) of the Securities Act for resales of the Restricted Shares by Party A (or any such affiliate of Party A) or Party B fails to deliver the Restricted Shares when due or otherwise fails to perform obligations within its control necessary to effect a Private Placement Settlement, it shall be an Event of Default with respect to Party B and Section 6 of the Agreement shall apply. The Private Placement Settlement of such Restricted Shares shall include customary representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Party A, due diligence rights (for Party A or any designated buyer of the Restricted Shares by Party A), opinions and certificates, and such other documentation as is customary for private placement agreements, all reasonably acceptable to Party A. In the case of a Private Placement Settlement, Party A shall, in its good faith discretion, adjust the number of Restricted Shares to be delivered to Party A hereunder and/or the Forward Price in a commercially reasonable manner to reflect the fact that such Restricted Shares may not be freely returned to securities lenders by Party A and may only be saleable by Party A at a discount to reflect the lack of liquidity in Restricted Shares. Notwithstanding the Agreement or this Confirmation, the date of delivery of such Restricted Shares shall be the Clearance System Business Day following notice by Party A to Party B of the number of Restricted Shares to be delivered pursuant to this clause (i). For the avoidance of doubt, delivery of Restricted Shares shall be due as set forth in the previous sentence and not be due on the Settlement Date or Termination Settlement Date that would otherwise be applicable.

(ii)	If Party B delivers any Restricted Shares in respect of the Transaction, Party B agrees that (i) such Shares may be transferred by and among Party A and its affiliates and (ii) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed after the applicable Settlement Date, Party B shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Party A (or such affiliate of Party A) to Party B or such transfer agent of seller’s and broker’s representation letters customarily delivered by Party A or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Party A (or such affiliate of Party A).

ANNEX B

PRICING SUPPLEMENT

Date:	[ ], 20[ ]

To:	Plymouth Industrial REIT, Inc.

20 Custom House Street, 11th Floor

Boston, Massachusetts 02110

From:	[DEALER NAME AND NOTICE INFORMATION]

Ladies and Gentlemen:

This Pricing Supplement is the Pricing Supplement contemplated by the Registered Forward Transaction dated as of [         ], 20[  ] (the “Confirmation”) between Plymouth Industrial REIT and [DEALER NAME].

Terms not otherwise defined herein shall have the meaning ascribed to them in the Confirmation.

For all purposes under the Confirmation,

(a)            the Hedge Completion Date is [         ];

(b)            the Base Amount shall be [         ], subject to further adjustment in accordance with the terms of the Confirmation; and

(c)            the Initial Forward Price shall be USD [         ].

[Signature Pages Follow]

Very truly yours,

[DEALER NAME]

By:
Name:
Title:

Confirmed as of the date first written above:

PLYMOUTH INDUSTRIAL REIT, INC.

By:
Name:
Title:

Exhibit C

OFFICERS’ CERTIFICATE

C-1

Exhibit D-1

FORM OF OPINION AND NEGATIVE ASSURANCE STATEMENT OF
WINSTON & STRAWN LLP,
COUNSEL TO THE TRANSACTION ENTITIES

D-1-1

Exhibit D-2

FORM OF TAX OPINION OF
ALSTON & BIRD LLP, COUNSEL TO THE TRANSACTION ENTITIES

D-2-1